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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Chevron Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Notice of the 2008
Annual Meeting and the
2008 Proxy Statement

Notice of the 2008
Annual Meeting of Stockholders

Meeting Date:	May 28, 2008
Meeting Time:	8:00 a.m., PDT
Location:	Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, California 94583-2324
Record Date:	March 31, 2008

Agenda

  •
  Elect 15 Directors;

  •
  Ratify the appointment of the independent registered public accounting firm;

  •
  Approve the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Chevron common stock;

  •
  Take action on the stockholder proposals; and

  •
  Transact any other business that may be properly brought before the Annual Meeting.

Admission

All stockholders are invited to attend the Annual Meeting. To be admitted, you will need a form of photo identification and either an admission ticket or other proof of ownership of Chevron common stock. Please refer to pages 5 and 6 of this Proxy Statement for information about attending the Annual Meeting. Seating at the Annual Meeting will be available on a first-come basis.

Voting

Stockholders owning Chevron common stock at the close of business on March 31, 2008, or their legal proxy holders are entitled to vote at the Annual Meeting. Please refer to page 2 of this Proxy Statement for information about our confidential voting procedures.

On or about April 17, 2008, we will mail to our stockholders either (1) a copy of our Proxy Statement, a proxy card and our Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet.

By Order of the Board of Directors,

Lydia I. Beebe
Corporate Secretary and
Chief Governance Officer

TABLE OF CONTENTS

General Information	1
Appointment of Proxy Holders	1
Voting	1
Vote Required and Method of Counting	3
Method and Cost of Soliciting and Tabulating Votes	4
Householding Information	4
Electronic Access to Proxy Statement and Annual Report	4
Stockholder of Record Account Maintenance	5
Other Matters	5
Attending the Annual Meeting	5
Election of Directors (Item 1 on the proxy form)	7
Nominees for Directors	7
Board Operations	13
Board Committee Membership and Functions	13
Meetings and Attendance	14
Independent Lead Director	14
Independence of Directors	14
Business Conduct and Ethics Code	16
Transactions With Related Persons	16
Audit Committee Report	17
Board Nominating and Governance Committee Report	18
Management Compensation Committee Report	20
Executive Compensation	21
Compensation Discussion and Analysis	21
Summary Compensation Table	33
Grants of Plan-Based Awards in Fiscal Year 2007	37
Outstanding Equity Awards at 2007 Fiscal Year-End	38
Option Exercises and Stock Vested in Fiscal Year 2007	39
Pension Benefits Table	41
Nonqualified Deferred Compensation Table	43
Potential Payments Upon Termination or Change-in-Control	45
Equity Compensation Plan Information	55
Director Compensation	56
Stock Ownership Information	61
Security Ownership of Certain Beneficial Owners and Management	61
Section 16(a) Beneficial Ownership Reporting Compliance	62
Ratification of Independent Registered Public Accounting Firm (Item 2 on the proxy form)	63
Proposal to Amend Chevron's Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Chevron Common Stock (Item 3 on the proxy form)	65
Stockholder Proposals	67
2008 Qualifying Stockholder Proposals	67
Submission of Future Stockholder Proposals	67
Stockholder Proposals (Items 4 through 9 on the proxy form)	68
Appendix: Restated Certificate of Incorporation of Chevron Corporation	A-1

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324

April 17, 2008

2008 Proxy Statement

General Information

Your Board of Directors is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, Chevron may also be referred to as "we," "our," "the Company" or "the Corporation."

APPOINTMENT OF PROXY HOLDERS

Your Board asks you to appoint David J. O'Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy card or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters that are not known by your Board at the time this Proxy Statement was printed and that, under Chevron's By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Stockholders owning Chevron common stock at the close of business on March 31, 2008, the Record Date, or their legal proxy holders are entitled to vote at the Annual Meeting.

Your Board strongly encourages you to exercise your right to vote. Your vote is important. Voting early helps ensure that we receive a quorum of shares necessary to hold the Annual Meeting. Many stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of Chevron.

Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares through a bank, broker or other holder of record) can vote by the method explained on the form of proxy card or the information you receive from the bank, broker or other record holder. We encourage you to vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your

General Information (Continued)

proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on May 27, 2008.

Voting by Telephone. You may vote by proxy by using the toll-free number listed on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting on the Internet. You may vote by proxy on the Internet. The Web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Mail. You may vote by proxy by signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

Voting at the Annual Meeting. The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods since it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using any method, you may later revoke your proxy instructions by:

  •
  sending a written statement to that effect to Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, California, 94583-2324;

  •
  submitting a proxy card with a later date and signed as your name appears on the stock account;

  •
  voting at a later time by telephone or the Internet; or

  •
  voting in person at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the bank, broker or other holder of record in accordance with that entity's procedures.

Confidential Voting. Chevron has a confidential voting policy to protect the privacy of our stockholders' votes. Under this policy, ballots, proxy forms and voting instructions returned to banks, brokers and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

General Information (Continued)

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were 2,068,386,674 shares of Chevron common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and don't vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than Items 3 through 9 on the proxy form. If you don't give your bank, broker or other holder of record instructions on how to vote your shares on the stockholder proposals, your shares will not be voted on these matters and will be considered "broker non-votes."

If you have shares in an employee benefits plan and do not vote those shares, your trustee will vote your shares in accordance with the terms of the plan.

The required vote and method of calculation for the various business matters to be considered at the Annual Meeting are as follows:

Item 1—Election of Directors

Each outstanding share of Chevron common stock is entitled to one vote for each of the Director nominees. Each Director nominee who receives a majority of the votes cast (number of shares voted "for" a Director nominee must exceed the number of votes cast "against" that Director nominee, excluding abstentions) will be elected a Director, provided that if the number of Director nominees exceeds the number of Directors to be elected (a situation we do not anticipate), the Directors shall be elected by a plurality of the shares present in person or by proxy at any such meeting and entitled to vote on the election of Directors. If you do not wish your shares to be voted with respect to a particular Director nominee, you may "abstain" by so indicating in the space provided on the proxy form or abstain as prompted during the telephone or Internet voting instructions. Under Chevron's By-Laws, in an uncontested election any current Director who receives more "against" votes than "for" votes must submit an offer of resignation to the Board Nominating and Governance Committee, which must consider all relevant facts, including the Director's qualifications and past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory requirements without the Director and make a recommendation to the Board on what action to take with respect to the offer of resignation.

Item 2—Ratification of Independent Registered Public Accounting Firm is approved if the number of shares voted in favor exceeds the number of shares voted against.

Item 3—Approval of Amendment to the Company's Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Chevron Common Stock is approved if a majority of the shares outstanding are voted in favor.

Items 4 through 9—Stockholder Proposals are each approved if the number of shares voted in favor exceeds the number of shares voted against.

General Information (Continued)

Any shares not voted on any item (whether by abstention, broker non-vote or otherwise) will have no impact on that particular item.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these proxy materials. Georgeson Inc., will act as our proxy solicitor in soliciting votes at an estimated cost of $25,000 plus its reasonable out-of-pocket expenses. Chevron employees, personally, by telephone, by email or otherwise, may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery and postage costs. See "Electronic Access to Proxy Statement and Annual Report" below for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator and IVS Associates, Inc., will act as the Inspector of Election.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement, we will promptly deliver it to you if you request it by writing to Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, California, 94583-2324. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are a street name stockholder, you can request householding by contacting your bank, broker or other holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to your home or business. If you choose to receive future proxy materials by email, you will receive an email with instructions containing a link to the Web site where those materials are available as well as a link to the proxy voting Web site.

  •
  If you are a stockholder of record, you may enroll in the electronic delivery service by going directly to www.icsdelivery.com/cvx. You may revoke your electronic delivery election at this site at any time and request a paper copy of the Proxy Statement and Annual Report.

General Information (Continued)

  •
  If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record concerning the availability of this service.

This year, we are also furnishing proxy materials over the Internet to a number of our stockholders under a new Securities and Exchange Commission rule. Under this new rule, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2007 Annual Report and a proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on May 28, 2008

The Notice of Annual Meeting, Proxy Statement and
2007 Annual Report are available at www.proxyvote.com.

At www.proxyvote.com, stockholders can view these materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

STOCKHOLDER OF RECORD ACCOUNT MAINTENANCE

Our transfer agent is BNY Mellon Shareowner Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries about the requirements to transfer shares and similar issues can be handled by calling Chevron Stockholder Services' toll-free number, 1-800-368-8357, or by contacting BNY Mellon Shareowner Services through its Web site at www.melloninvestor.com.

In addition, you can access your account through BNY Mellon Shareowner Services' Web site. You can view your current balance, access your account history, sell shares held in the Chevron Investor Services Program, and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com/isd and enter your Investor ID and your PIN. The Investor ID can be found on your account statement or dividend check stub.

If you are a street name stockholder, you may contact your bank, broker or other holder of record with questions concerning your account.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy card instruction.

ATTENDING THE ANNUAL MEETING

Only stockholders or their legal proxy holders are invited to attend the Annual Meeting. The meeting will be held at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California 94583-2324. An admission ticket, which is required for entry into the Annual Meeting, is

General Information (Concluded)

attached to your proxy card if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep and bring your admission ticket to the Annual Meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of Chevron common stock, such as a recent bank or brokerage account statement, and a form of photo identification to receive an admission ticket and be admitted to the Annual Meeting. You can also obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of Chevron common stock, to Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder. If you are not a stockholder, you will be admitted only if you have a valid legal proxy.

No cameras; recording equipment; electronic devices, including cell phones; large bags; briefcases; or packages will be permitted in the Annual Meeting.

Election of Directors

(Item 1 on the proxy form)

Your Board is nominating 15 individuals for election as Directors. A report by the Board Nominating and Governance Committee in the "Board Operations" section of this Proxy Statement and Chevron's Corporate Governance Guidelines (available at www.chevron.com and available in print upon request) describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.

The persons named as proxy holders on the proxy card will vote your shares FOR the 15 nominees unless you vote against or abstain in the spaces provided on the proxy card or as prompted during the telephone or Internet voting instructions. Directors are elected annually and serve for a one-year term and until their successors are elected. If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST
Lead Director;
Director since 1982

Mr. Armacost, age 69, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and commercialization organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.
Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.; Franklin Resources Inc.
Other Directorships and Memberships: Bay Area Council; Bay Area Scientific Infrastructure Consortium.
LINNET F. DEILY Director since 2006 Ms. Deily, age 62, was a deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to June 2005.

Prior Positions Held: Ms. Deily was Vice-Chairman of Charles Schwab Corporation from 2000 until 2001. She was previously President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, she was Chairman, President and Chief Executive Officer from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.
Public Company Directorships: Alcatel-Lucent; Honeywell International Inc.
Other Directorships and Memberships: Greater Houston Partnership; Fulbright Board; Museum of Fine Arts, Houston; Houston Zoo; St. Luke's Hospital, Houston; Houston Endowment.

Election of Directors (Continued)

ROBERT E. DENHAM Director since 2004 Mr. Denham, age 62, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973 to 1991.
Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992 until 1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.
Public Company Directorships: Alcatel-Lucent; Wesco Financial Corporation; Fomento Económico Mexicano, S.A. de C.V.
Other Directorships and Memberships: Financial Accounting Foundation; MacArthur Foundation.
ROBERT J. EATON Director since 2000 Mr. Eaton, age 68, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a manufacturer of automobiles.

Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.
Other Memberships: Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.
SAM GINN Director since 1989 Mr. Ginn, age 71, is a private investor and the retired Chairman of Vodafone, a worldwide wireless telecommunications company.

Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc., from 1999 until 2000 and Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc., from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.
Public Company Directorships: ICO Global Communications (Holdings) Limited.
Other Directorships and Memberships: Auburn University Board of Trustees; Franklin Funds; Hoover Institute Board of Overseers; TVG Capital Partners; Yosemite Fund.

Election of Directors (Continued)

DR. FRANKLYN G. JENIFER Director since 1993 Dr. Jenifer, age 69, is President Emeritus of the University of Texas at Dallas, a doctoral-level institution.

Prior Positions Held: Dr. Jenifer was President of the University of Texas at Dallas from 1994 until 2005. He was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990.
Other Directorships and Memberships: Chairman, Mountainside Hospital, Merit Health Systems, Inc.

GENERAL JAMES L. JONES
Director Nominee

General Jones (retired, United States Marine Corps), age 64, has been President and Chief Executive Officer of the Institute for 21st Century Energy, a policy, economic and educational center in affiliation with the U.S. Chamber of Commerce, since March 2007 and Special Envoy for Middle East Security since November 2007.

Prior Positions Held: General Jones served as the Supreme Allied Commander, Europe, and Commander of the United States European Command, NATO, from January 2003 to February 2007. Previously, General Jones served as the 32nd Commandant of the United States Marine Corps from July 1999 to January 2003.
Public Company Directorships: The Boeing Company; Invacare Corporation.

Other Directorships and Memberships: Director, Cross Match Technologies; Chairman, Atlantic Council of the United States; Center for Strategic and International Studies Board of Trustees; Chairman, Armed Forces Benefits Association; Chairman, Marine Corps Heritage Foundation.
SENATOR SAM NUNN Director since 1997 Senator Nunn, age 69, has been Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization, since January 2001.

Prior Positions Held: Senator Nunn was a Partner of King & Spalding, a law firm, from 1997 until 2003. He served as U.S. Senator from Georgia from 1972 until 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.
Public Company Directorships: The Coca-Cola Company; Dell Inc.; General Electric Company.
Other Directorships and Memberships: Distinguished Professor, Sam Nunn School of International Affairs at Georgia Institute of Technology; Chairman, Center for Strategic and International Studies.

Election of Directors (Continued)

DAVID J. O'REILLY Director since 1998 Mr. O'Reilly, age 61, has been Chairman of the Board and Chief Executive Officer of Chevron since January 2000.

Prior Positions Held: Mr. O'Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company from 1994 until 1998. He was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships and Memberships: American Petroleum Institute; Eisenhower Fellowships Board of Trustees; Peterson Institute for International Economics; the Business Council; the Business Roundtable; JPMorgan International Council; World Economic Forum's International Business Council; the National Petroleum Council; the American Society of Corporate Executives; the King Fahd University of Petroleum and Minerals International Advisory Board.

DR. DONALD B. RICE
Director since 2005

Dr. Rice, age 68, served from 2002 through 2007 as Chairman of the Board and, since 1996, as President and Chief Executive Officer of Agensys, Inc., a private biotechnology company (since December 2007, an operating subsidiary of Astellas Pharma, Inc.).

Prior Positions Held: Dr. Rice was President and Chief Operating Officer of Teledyne, Inc., from 1993 until 1996. He was Secretary of the Air Force from 1989 until 1993. He was President and Chief Executive Officer of the RAND Corporation from 1972 until 1989.
Public Company Directorships: Vulcan Materials Co.; Wells Fargo & Company.
Other Directorships and Memberships: RAND Corporation Board of Trustees; Chairman, Pardee RAND Graduate School Board of Governors.

Election of Directors (Continued)

PETER J. ROBERTSON Director since 2002 Mr. Robertson, age 61, has been Vice-Chairman of the Board of Chevron since 2002.

Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron's North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.

Other Directorships and Memberships: Chairman, U.S. Energy Association; Director, U.S.–Saudi Arabian Business Council; U.S.-Russia Business Council; American Petroleum Institute; International House at Berkeley; United Way of the San Francisco Bay Area; Vice-Chairman, Leon H. Sullivan Foundation; Director of Global Business Coalition Against AIDS; Resources for the Future; Bay Area Council; World Affairs Council.

KEVIN W. SHARER
Director since 2007

Mr. Sharer, age 60, has been, since January 2001, Chairman of the Board and, since May 2000, Chief Executive Officer and President of Amgen Inc., a biotechnology company.

Prior Positions Held: From October 1992 to May 2000, Mr. Sharer served as President and Chief Operating Officer of Amgen. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company.
Public Company Directorships: Amgen Inc.; Northrop Grumman Corporation.
Other Directorships and Memberships: University of Southern California Board of Trustees; Los Angeles County Museum of Natural History.
CHARLES R. SHOEMATE Director since 1998 Mr. Shoemate, age 68, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.

Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Election of Directors (Concluded)

DR. RONALD D. SUGAR Director since 2005 Dr. Sugar, age 59, has been Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global defense company, since 2003.

Prior Positions Held: Dr. Sugar was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001. He was previously President and Chief Operating Officer of TRW Aerospace and Information Systems.
Public Company Directorships: Northrop Grumman Corporation.

Other Directorships and Memberships: Aerospace Industries Association; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; Pearl Harbor Memorial Fund; Royal Aeronautical Society; University of Southern California Board of Trustees.
CARL WARE Director since 2001 Mr. Ware, age 64, is a retired Executive Vice-President of The Coca-Cola Company, a manufacturer of beverages.

Prior Positions Held: Mr. Ware was a Senior Advisor to the CEO of The Coca-Cola Company from 2003 until 2005 and was an Executive Vice-President, Global Public Affairs and Administration, from 2000 until 2003. He was President of The Coca-Cola Company's Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.
Public Company Directorships: Coca-Cola Bottling Co. Consolidated; Cummins Inc.
Other Directorships and Memberships: Atlanta Falcons; Clark Atlanta University Board of Trustees; PGA TOUR Golf Course Properties, Inc.

Board Operations

BOARD COMMITTEE MEMBERSHIP AND FUNCTIONS

The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the requirements of the Securities Exchange Act of 1934 and related rules and the New York Stock Exchange (NYSE) Corporate Governance Standards. In addition, each member of the Audit Committee is independent and financially literate, as such terms are defined under the Securities Exchange Act of 1934 and related rules and the NYSE Corporate Governance Standards.

Committees and Membership	Committee Functions
AUDIT
Charles R. Shoemate, Chairman† Linnet F. Deily† Robert E. Denham† Franklyn G. Jenifer	• Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders
•    Reviews reports of independent and internal auditors
•    Reviews and approves the scope and cost of all services
     (including nonaudit services) provided by the independent
     registered public accounting firm
•    Monitors the effectiveness of the audit process and financial reporting
•    Reviews the adequacy of financial and operating controls
•    Monitors Chevron's compliance programs
• Evaluates the effectiveness of the Committee
BOARD NOMINATING AND GOVERNANCE
Samuel H. Armacost, Chairman Sam Ginn Sam Nunn Donald B. Rice Kevin W. Sharer Carl Ware	• Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board
     Committee and individual Director effectiveness
•    Assesses the size and composition of the Board
•    Recommends prospective Director nominees
•    Periodically reviews and recommends changes as appropriate in Chevron's Corporate Governance Guidelines, Restated
     Certificate of Incorporation, By-Laws and other Board-adopted governance provisions
MANAGEMENT COMPENSATION
Robert J. Eaton, Chairman Samuel H. Armacost Kevin W. Sharer Ronald D. Sugar Carl Ware	• Reviews and recommends to the independent Directors the
     salary and other compensation matters for the CEO
•    Reviews and approves salaries and other compensation
     matters for executive officers other than the CEO
•    Administers Chevron's incentive compensation and equity-
     based plans, including the Employee Savings Investment Plan
     Restoration Plan, Management Incentive Plan, Long-Term
     Incentive Plan, and Deferred Compensation Plan for
     Management Employees
• Evaluates the effectiveness of the Committee
PUBLIC POLICY
Sam Nunn, Chairman Robert J. Eaton Sam Ginn Donald B. Rice Ronald D. Sugar	• Identifies, monitors and evaluates domestic and international social, political and environmental trends and issues that affect
     Chevron's activities and performance
•    Recommends to the Board policies, programs and strategies
concerning such issues
† "Audit Committee Financial Expert" as determined by the Board under the rules of the Securities Exchange Act of 1934.

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MEETINGS AND ATTENDANCE

In 2007, your Board held eight regularly scheduled Board meetings, all of which included executive sessions of independent directors, and 24 Board committee meetings, which included: 10 Audit Committee, five Board Nominating and Governance Committee, six Management Compensation Committee, and three Public Policy Committee meetings.

All Directors attended 89 percent or more of the Board meetings and their Board committee meetings during 2007. Chevron's policy regarding Directors' attendance at the Annual Meeting, as described in the "Board Agenda and Meetings" section of Chevron's Corporate Governance Guidelines (available at www.chevron.com), is that all Directors are expected to attend, absent extenuating circumstances. Last year, 13 of 14 Directors attended the 2007 Annual Meeting.

INDEPENDENT LEAD DIRECTOR

The Board has a Lead Director who is also an independent Director. Currently, Mr. Armacost is the Lead Director. The Lead Director is elected annually by the independent Directors. As described in the "Lead Director" section of Chevron's Corporate Governance Guidelines, the Lead Director's responsibilities are to:

•
Chair all meetings of the independent Directors, including executive sessions;

•
Serve as liaison between the Board Chairman and the independent Directors;

•
Consult with the Board Chairman on and approve agendas and schedules for Board meetings;

•
Consult with the Board Chairman on other matters pertinent to Chevron and the Board;

•
Call meetings of the independent Directors; and

•
Communicate with major stockholders.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the Board Nominating and Governance Committee Report in this Proxy Statement.

INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that each current, nonemployee Director (Mr. Armacost, Ms. Deily, Mr. Denham, Mr. Eaton, Mr. Ginn, Dr. Jenifer, Sen. Nunn, Dr. Rice, Mr. Sharer, Mr. Shoemate, Dr. Sugar and Mr. Ware) and the nonemployee Director nominee (Gen. Jones) is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with Chevron. In making its determination, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron

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Directors are categorically immaterial if the transaction was conducted in the ordinary course of business:

•
director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity's consolidated gross revenues, whichever is greater;

•
director of another entity if Chevron's discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity's gross revenues, whichever is less, and if the charitable contributions are consistent with Chevron's philanthropic practices; and

•
relationship arising solely from a Director's ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron, so long as the Director's ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

These independence standards are contained in our Corporate Governance Guidelines, which are available on our Web site at www.chevron.com.

Mr. Armacost, Ms. Deily, Mr. Denham, Gen. Jones, Sen. Nunn, Dr. Rice, Mr. Sharer, Dr. Sugar and Mr. Ware are directors of for-profit entities with which Chevron conducts business in the ordinary course. They, plus Mr. Ginn, are also directors, trustees or similar advisors to not-for-profit entities to which Chevron contributed funds in 2007. The Board determined that all of these transactions and contributions were within the first and second categorical standards described above (except as noted below) and are therefore immaterial.

The Board reviewed the following relationships and transactions that existed or occurred in 2007 that are not covered by the categorical standards described above:

•
For Ms. Deily, the Board considered that in 2007, Chevron made contributions to the Greater Houston Partnership (a not-for-profit advocate of Houston's business community) amounting to less than 2.6 percent of the Partnership's most recently reported annual gross revenues. Ms. Deily is a member of the Partnership's board of directors. The Board concluded that, given Chevron's significant presence in Houston, these contributions were made in the ordinary course of business, were not related to Ms. Deily's position as a director of the Partnership and would not impair Ms. Deily's independence.

•
For Gen. Jones, the Board considered that in 2007, Chevron made contributions to the U.S. Chamber of Commerce amounting to less than 1.18 percent of the Chamber's most recently reported annual gross revenues. Gen. Jones is not a director or executive officer of the Chamber, although he is the President and Chief Executive Officer of the Chamber's Institute for 21st Century Energy. The Board concluded that, given Chevron's interest in the Chamber's various initiatives and the fact that most of the 2007 contributions related to the Chamber's Legal Reform Initiative, these contributions were made in the ordinary course of business, were not related to Gen. Jones' position at the Institute and would not impair Gen. Jones' independence.

•
For Dr. Sugar, the Board considered that in 2007, Chevron purchased products from and sold products to Northrop Grumman Corporation, in the ordinary course of business, amounting to less than .01 percent of Northrop Grumman's and less than .0003 percent of Chevron's most recently reported annual consolidated gross revenues. Dr. Sugar is the

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  Chairman and Chief Executive Officer of Northrop Grumman. The Board concluded that these transactions would not impair Dr. Sugar's independence.

BUSINESS CONDUCT AND ETHICS CODE

We have adopted a code of business conduct and ethics for Directors, officers (including the Company's Chief Executive Officer, Chief Financial Officer and Comptroller) and employees, known as the Business Conduct and Ethics Code. The code is available on our Web site at www.chevron.com and is available in print upon request. We will post any amendments to the code on our Web site.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

It is our policy that all employees and Directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Chevron's business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

The Board has charged the Board Nominating and Governance Committee to review related person transactions as defined by the Securities and Exchange Commission (SEC) rules. The Committee has adopted guidelines to assist it with this review. Under these guidelines, all executive officers, directors and director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Committee will review these reports and determine whether to approve or ratify the identified transaction. The Committee has identified the following categories of transactions that shall be deemed to be preapproved by the Committee, even if the aggregate amount involved exceeds $120,000, the reporting threshold identified in the SEC rules:

•
compensation paid to an executive officer if that executive officer's compensation is otherwise reported in our Proxy Statement or if the executive officer is not an immediate family member of another Chevron executive officer or director;

•
compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•
transactions in which the related person's interest arises solely as a stockholder and all stockholders receive the same benefit on a pro rata basis;

•
transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or where the bidding process did not involve the use of formal procedures normally associated with our bidding procedures);

•
transactions including services as a common or contract carrier or public utility in which rates or charges are fixed by law;

Board Operations (Continued)

•
transactions involving certain banking related services under terms comparable with similarly situated transactions;

•
transactions conducted in the ordinary course of business in which our Director's interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity's consolidated gross revenues for that year;

•
charitable contributions by Chevron to an entity in which our Directors' interest arises solely because he or she is a director, trustee or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is less) of that entity's gross revenues for that year; and

•
transactions conducted in the ordinary course of business and our Director's interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Committee member will abstain from decisions regarding transactions involving that director or his or her family members.

Related Person Transactions in 2007

A son-in-law of Mr. Peter J. Robertson, our Vice-Chairman, has accepted a position in Chevron's MBA Development Program through which Chevron hires top students from leading business schools. Compensation includes a starting annual salary of $105,000 and a starting bonus of $25,000 that will be paid at the beginning of employment later this year. The Board Nominating and Governance Committee reviewed and approved this transaction under the standards described above.

AUDIT COMMITTEE REPORT

The Audit Committee assists your Board in fulfilling its responsibility to oversee management's implementation of Chevron's financial reporting process. The Audit Committee Charter can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with Chevron's management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Chevron's financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Chevron and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1

Board Operations (Continued)

(Independence Discussions With Audit Committees) and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm's independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in Chevron's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Respectfully submitted on February 27, 2008, by the members of the Audit Committee of your Board:

                      Charles R. Shoemate, Chairman
                      Linnet F. Deily
                      Robert E. Denham
                      Franklyn G. Jenifer

BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Board Nominating and Governance Committee is responsible for defining and assessing qualifications for Board membership, identifying qualified Director candidates, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight on corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee's charter is available on the Chevron Web site at www.chevron.com and is available in print upon request. The Committee submits this report to stockholders to report on its role.

When making recommendations to the Board about individuals to be nominated for election to the Board by the stockholders, the Committee follows the Board membership qualifications and nomination procedures identified in Chevron's Corporate Governance Guidelines. Generally, the membership qualifications are that an individual have:

•
the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on the Chevron Web site at www.chevron.com;

•
broad experience at the policy-making level in business, government, education, technology or public interest;

•
the ability to provide insights and practical wisdom based on the individual's experience and expertise;

•
a commitment to enhancing stockholder value;

•
sufficient time to effectively carry out duties as a Director (service on boards of public companies should be limited to no more than five); and

•
independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to ensure that the overall Board maintains a balance of knowledge and experience. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company, and the long-term interests of stockholders. In

Board Operations (Continued)

conducting this assessment, the Committee considers diversity, education, experience, length of service and such other factors as it deems appropriate given the current and anticipated needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

Under our Corporate Governance Guidelines, the Committee considers all candidates recommended by our stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary and Chief Governance Officer at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, stating the recommended candidate's name and qualifications for Board membership. When considering candidates recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed above.

In addition to stockholder recommendations, the Committee receives Director candidates for consideration for nomination to the Board from other sources. Board members periodically suggest possible candidates, and from time to time, the Committee may engage a third party to assist in identifying potential candidates. Since the 2007 Annual Meeting, the Board does not have any new members.

In connection with the 2008 Annual Meeting, the Committee evaluated current and anticipated operating requirements and the Board's current profile and recommended an increase in the Board size from 14 to 15 members. Of the 15 nominees for election as Directors, 14 are current Directors and one is a new nominee who was identified by our current nonemployee Directors as part of the Committee's regular process for identifying potential Director nominees. The Committee recommended and the Board determined that the 13 nonemployee Director nominees met the Board's definition of independence, none having a material relationship with the Corporation. In making its independence determination, the Board adhered to all of the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Committee made recommendations to the Board on the Board Committee assignments, Committee chairman positions, Audit Committee "financial experts" and the financial literacy of Audit Committee members.

The Committee regularly reviews trends, initiates improvements and plays a leadership role in maintaining Chevron's strong corporate governance. Among the practices the Committee believes demonstrate the Company's commitment to strong corporate governance are:

  •
  annual election of all Directors;

  •
  annual election of the Chairman of the Board by the Directors;

  •
  an independent Lead Director;

  •
  right of stockholders to call for a special meeting;

  •
  majority vote standard for the election of Directors in uncontested elections coupled with a director resignation policy;

  •
  no supermajority voting provisions in Chevron's Restated Certificate of Incorporation;

  •
  minimum stockholding requirements for Directors and officers; and

  •
  review and approval or ratification of "related person transactions" as defined by SEC rules.

The Corporate Governance Guidelines, the By-Laws and the Restated Certificate of Incorporation are available on Chevron's Web site at www.chevron.com and are available in print upon request.

Board Operations (Concluded)

The Committee reviews interested-party communications, including stockholder inquiries directed to nonemployee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications, and provides the Committee periodically with information about the number and type of communications received, the number of responses sent and the disposition, if any. Further, the communications are made available to the nonemployee Directors. Interested parties wishing to communicate their concerns or questions about Chevron to the Chairman of the Committee or any other nonemployee Directors may do so by U.S. mail addressed to Nonemployee Directors, c/o Office of the Corporate Secretary, at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

The Committee's assessment is that Chevron has strong fundamental corporate governance practices in place. The Committee acknowledges that good corporate governance requires ongoing self-assessment, and the Committee is committed to periodically reviewing and updating the corporate governance practices to ensure Chevron maintains its position at the forefront of corporate governance best practices.

Respectfully submitted on March 25, 2008, by members of the Board Nominating and Governance Committee of your Board:

                      Samuel H. Armacost, Chairman
                      Sam Ginn
                      Sam Nunn
                      Donald B. Rice
                      Kevin W. Sharer
                      Carl Ware

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Management Compensation Committee of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on the following page, and based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation's Annual Report on Form 10-K.

Respectfully submitted on March 25, 2008, by members of the Management Compensation Committee of your Board:

                      Robert J. Eaton, Chairman
                      Samuel H. Armacost
                      Kevin W. Sharer
                      Ronald D. Sugar
                      Carl Ware

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This section explains how we compensate our named executive officers, or "NEOs":

NEO	Position
David J. O'Reilly	Chairman and Chief Executive Officer
Stephen J. Crowe	Chief Financial Officer
Peter J. Robertson	Vice Chairman
George L. Kirkland	Executive Vice President
John S. Watson	Executive Vice President

We have divided this section into three parts:

•
Part I—The Principles and Processes That Underlie How We Compensate Our NEOs.  In this section we discuss the important principles, processes, participants and tools that help us make compensation decisions for our NEOs.

•
Part II—The Different Ways We Compensate Our NEOs.  In this section we discuss the four components of NEO compensation—base salary, short-term cash incentives, long-term equity incentives and benefits—and actual compensation paid to our NEOs in 2007.

•
Part III—Other Matters That Affect How We Compensate Our NEOs.  In this section we discuss how other internal and external compensation policies or regulations can affect how we compensate our NEOs.

PART I—THE PRINCIPLES AND PROCESSES THAT UNDERLIE HOW WE COMPENSATE OUR NEOs.

Our Core Principles for NEO Compensation

The core principles that underlie our approach to compensation are that NEO compensation should:

  •
  reward creation of long-term stockholder value through increased stockholder returns;

  •
  reflect long-term corporate and individual performance;

  •
  maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is "at risk";

  •
  be externally competitive and internally equitable;

  •
  give us the flexibility to attract and retain talented senior leaders in a very competitive industry, even through the cyclical nature of our business;

  •
  reinforce the values we express in The Chevron Way (www.chevron.com/about/chevronway/) and our Operational Excellence Management System (www.chevron.com/about/operationalexcellence/).

How we compensate our NEOs also reflects the industry in which we compete. Chevron is a Fortune 10 company and one of the world's largest integrated energy companies. We operate complex oil, gas, petroleum and chemical businesses. We compete globally with large independent and national energy companies. We closely monitor the business performance and compensation practices of our top competitors, particularly Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips. Like these companies, our business is largely commodity based and can be highly cyclical, for a variety of reasons. Our business can be adversely affected at any time by external factors, including domestic and international economic trends, natural disasters and political

Executive Compensation (Continued)

instability. The lead times and project life spans in our business are generally very long term. Often, the life cycle of a particular project is longer than an NEO's tenure in a particular position. To manage this business and the associated risks successfully, our NEOs must, among other things, be able to manage costs, control risks, execute business plans and leverage those employees whom they supervise in order to optimize profits and increase long-term stockholder value and return. These skills are vital to Chevron's continued success and must be supported by our compensation programs.

The Role of Our Management Compensation Committee and Its Compensation Planning Tools

Our Management Compensation Committee is responsible for NEO compensation. The Committee is composed entirely of "independent outside directors," as defined under Section 162(m) of the Internal Revenue Code, and each member is independent under the NYSE Corporate Governance Standards. The Committee annually reviews and, as necessary, adjusts NEO compensation. For our CEO's compensation, the Committee makes recommendations to the nonemployee Directors of the Board. A complete description of the Committee's authority and responsibility is set forth in its charter, which is available on our Web site at www.chevron.com and is available in print upon request.

The Committee utilizes a variety of tools to assist it with fulfilling its responsibility for NEO compensation and making compensation decisions consistent with the core principles discussed above, including:

Compensation Consultants.

During 2007, the Committee retained an independent compensation consultant—Hewitt Associates—to assist it with its duties. The Committee has the exclusive right to select, retain and terminate Hewitt Associates as well as to approve any fees, terms or other conditions of Hewitt Associates' service. Hewitt Associates and its lead consultant report directly to the Committee. However, when directed to do so by the Committee, Hewitt Associates will work cooperatively with management to develop analyses or proposals that are presented to the Committee.

Hewitt Associates provides the Committee with a review of general industry trends and the broad executive compensation climate as well as specific advice concerning Chevron's NEO compensation practices, including analysis of our base salary, short-term and long-term incentive, and benefit practices against those of our peers (discussed below). More particularly, during 2007 the Committee instructed Hewitt Associates to:

  •
  manage an annual executive pay analysis covering base salary, short-term incentives, and long-term incentives for our CEO and other NEOs;

  •
  attend selected Committee meetings (including executive sessions) and present results of their analysis and any key recommendations for Committee action, including, specifically, recommendations for CEO pay;

  •
  discuss emerging trends and technical issues at designated Committee meetings during the year and review and comment on management proposals, as appropriate; and

  •
  respond to miscellaneous Committee requests, including requests for analysis and trends in incentive pay design, executive benefits and disclosure requirements.

The Committee reviews information provided by Hewitt Associates to determine the appropriate level and mix of compensation for each of the NEOs in light of Chevron's compensation philosophy and objectives.

Executive Compensation (Continued)

Internal Compensation Specialists.

The Committee relies upon our internal compensation specialists for additional counsel, data and analysis. Our internal compensation specialists also provide the Committee with tally sheets to assist them in their compensation decisions.

CEO Recommendations.

The Committee also relies upon our CEO for compensation recommendations for the NEOs other than himself. The CEO and the Committee discuss the CEO's assessment of the NEOs and any others factors that the CEO believes may be relevant for the Committee's consideration.

Tally Sheets.

In 2007, the Committee continued its practice of reviewing summary remuneration tables, or tally sheets, for the NEOs. These tally sheets permit the Committee to review annual NEO compensation in the larger context of total, long-term compensation opportunities and the potential economic impact to Chevron for all NEO cash, equity and benefit awards, the economic impacts under various economic growth scenarios, and the impact upon retirement benefits for the NEOs. Any changes to an NEO's compensation are considered in the context of total, long-term compensation opportunities.

Peer Group Practices.

The Committee's compensation decisions for our NEOs are also compared with the pay practices of our competitors and other large public companies. We utilize an Oil Industry Peer Group and a Non-Oil Industry Peer Group for evaluating our NEO compensation practices and levels.

The Oil Industry Peer Group consists of 12 oil and energy industry companies: Anadarko Petroleum, Hess, BP, ConocoPhillips, Devon Energy, Exxon Mobil, Marathon Oil, Occidental Petroleum, Royal Dutch Shell, Sunoco, Tesoro and Valero Energy. These companies are our primary competitors for executive-level talent and have substantial U.S. or global operations that most nearly approximate the size, scope and complexity of our business or segments of our business. The compensation practices and levels of the companies in this peer group are reviewed in connection with determining NEO base salaries, Management Incentive Plan awards and Long-Term Incentive Plan awards (described below). Data concerning these companies is derived from the Oil Industry Job Match Survey, an annual survey published by Towers Perrin, and these companies' proxy statements or other public disclosures.

The Non-Oil Industry Peer Group consists of 25 non-oil and energy industry companies: 3M, Alcoa, American Electric Power, AT&T, Boeing, Caterpillar, Dow Chemical, Dupont, Duke Energy, Ford Motor, General Electric, General Motors, Hewlett-Packard, Honeywell, IBM, Intel, International Paper, Johnson & Johnson, Lockheed Martin, Merck, Motorola, Northrop Grumman, PepsiCo, Pfizer and Verizon Communications. We believe it is important to periodically compare our overall compensation practices (and those of the oil and energy industry generally) against a broader mix of companies to ensure that our compensation practices are reasonable when compared with non-energy companies comparable to us in size, complexity and scope of operations. The companies comprising this peer group remain generally the same from year to year, unless market events such as mergers or acquisitions merit replacing one company with another. When determining the companies to be included in the Non-Oil Industry Peer Group, we look for companies of similar financial and operational size whose products are primarily commodities and that have, among other things, global operations, significant assets and capital requirements,

Executive Compensation (Continued)

long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. Data concerning these companies is derived from Hewitt Associates' Total Compensation Measurement Database, a proprietary source of compensation data and analysis.

PART II—THE DIFFERENT WAYS WE COMPENSATE OUR NEOS.

Overview

We compensate our NEOs in four ways: base salary, annual cash incentives, long-term equity incentives, and broad-based benefit and retirement programs. We describe each below.

Allocation Among Components

No specific formula is used to determine the allocation of an NEO's total compensation among base salary, short-term and long-term incentives, and benefits. However, we believe the NEOs' short-term and long-term, or at-risk, incentives should represent more than half of their annual compensation opportunity. Thus, for example, in 2007 the portion of the CEO's total compensation (base salary, MIP and LTIP grant date fair value) that was at risk was 89 percent and an average 86 percent was at risk for the other NEOs. In addition, as noted above, we believe that NEO compensation should be externally competitive and internally equitable. Thus, we evaluate an NEO's total compensation opportunity against the total compensation opportunity available to persons in the same base salary grade within Chevron and persons in similar positions at companies in the Oil and Non-Oil Industry Peer Groups.

Base Salary

The first of the four components of our NEOs' compensation is base salary. We believe that base salaries should provide a competitive base level of income and help us attract and retain strong executive talent. Base salaries also help us maintain an appropriate balance between fixed and short-term and long-term, at-risk, compensation.

How We Determine Our CEO's Base Salary.

The Committee and the other independent Directors believe that the CEO's base salary should be competitive with the other chief executive officers in our Oil Industry Peer Group. The Committee does not have predetermined targets or a predetermined range within the Oil Industry Peer Group as an objective. Instead, the Committee exercises its discretion, taking into account the size, scope and complexity of our business and the CEO's experience, skills and performance. The Committee makes a recommendation to the independent Directors, and the independent Directors make the salary determinations for the CEO.

Comparative Data.    Each year when evaluating our CEO's base salary, the Committee directs Hewitt Associates to review and report to the Committee on the relation of our CEO's base salary to the base salaries of chief executive officers in our Oil Industry Peer Group and the Non-Oil Industry Peer Group. Hewitt Associates provides a summary of base salary data gleaned from proprietary compensation surveys and publicly available compensation data.

2007 Base Salary.    In 2007, Hewitt Associates reported to the Committee that our CEO's base salary of $1,650,000 (effective since April 2006) was ranked third among the base salaries received by chief executive officers in our Oil Industry Peer Group and 12th among the base salaries received by chief executive officers in our Non-Oil Industry Peer Group. Given Chevron's positioning in the top quartile of the Oil Industry Peer Group for size of revenues and market capitalization, as

Executive Compensation (Continued)

well as our CEO's significant experience through his seven years in the position, the independent Directors determined that our CEO's base salary was appropriately positioned within each of our peer groups.

How We Determine Our Other NEOs' Base Salaries.

For our other NEOs, base salary is a function of two things: (1) their assigned base salary grade and (2) individual qualitative considerations such as individual performance, experience, skills, competitive positioning, retention objectives and leadership responsibilities relative to other NEOs. Our CEO makes recommendations to the Committee as to the base salaries for each of our other NEOs. The Committee makes base salary determinations for all NEOs, and the independent Directors review and ratify the determinations.

Salary Grades and Salary Grade Ranges.    Each NEO is assigned to a base salary grade. Each grade has a base salary minimum, midpoint and maximum that constitute the salary range for that grade. Salary grades and the appropriate salary ranges are determined through market surveys of positions of comparable level, scope, complexity and responsibility. We believe that base salary grade ranges should be competitive with the base salary ranges for persons occupying reasonably similar positions at the companies within our Oil Industry Peer Group, although the Committee does not have a predetermined position within that group. The Committee may periodically approve increases in the base salary grade ranges if it determines that adjustments are necessary to maintain this competitiveness. Because our NEOs occupy the senior leadership management positions at Chevron, the positions are assigned to the highest salary grades. In 2007, the Committee approved a 5 percent increase in the base salary grade ranges for our NEOs after reviewing updated data from our Oil Industry Peer Group and the projected movement in base salaries among those companies. 2007 base salary grade ranges for our NEOs (other than the CEO) were as follows: Mr. Crowe ($620,000 to $930,000); Mr. Robertson ($760,000 to $1,140,000), Messrs. Kirkland and Watson ($620,000 to $930,000).

2007 Base Salaries.    Each NEO's base salary is reviewed annually by the Committee and may be adjusted for a variety of reasons, including individual performance, experience, skills, competitive positioning, retention objectives and leadership responsibilities relative to other NEOs. Effective April 1, 2007, the Committee approved the following increases in the base salaries of our other NEOs. Mr. Crowe's 2007 base salary was increased 13.0 percent, to $650,000, due to his leadership and contributions as CFO and to his being promoted, in 2007, to the higher historical base salary grade for the CFO position. These actions place him relatively low in his new salary grade range. Mr. Robertson's 2007 base salary was increased 5.3 percent, to $1,000,000, to reflect adjustments to the base salary grade range in which Mr. Robertson is placed and the Committee's desire that Mr. Robertson's base salary be positioned above the midpoint of his base salary grade in recognition of his role, responsibilities and experience as Vice Chairman. Messrs. Kirkland's and Watson's 2007 base salaries were increased 9.3 percent, to $765,000, in recognition of their continued strong leadership and performance and Chevron's strong upstream performance and the Committee's desire to place their base salaries at the midpoint of their base salary grade ranges.

We also report each NEO's base salary in the "Summary Compensation Table." As described in "Other Benefits, Retirement Programs and Perquisites," NEOs are eligible to defer up to 40 percent of their base salary over the IRC 401(a)(17) limit for payment upon retirement or termination of service. We describe the aggregate NEO deferrals in 2007 in the "Nonqualified Deferred Compensation Table," below.

Executive Compensation (Continued)

Annual Cash Incentive—The Management Incentive Plan

The second of the four components of our NEOs' compensation is an annual cash incentive, or Management Incentive Plan (MIP) award. (Effective January 1, 2008 the MIP has been redesignated the Chevron Incentive Plan. We refer to MIP in the following discussion as it relates to 2007 compensation.)

MIP awards are designed to reward the NEOs for business and individual performance. We believe that MIP awards are an effective short-term performance management, development and retention tool. In March 2008, MIP awards for the 2007 performance year were made to the NEOs as detailed in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table," below.

How We Determine MIP Awards.

Prior to the performance year, the Committee establishes a MIP Award Target (explained under "MIP Award Target" below) for each NEO, which is based on a percentage of the NEO's base salary. After the end of the performance year, the Committee assesses Chevron's overall performance and sets a Corporate Performance Factor (explained under "Chevron's Corporate Performance" below), which is the same for each NEO. The Committee then determines the cash amount for each NEO's MIP award by multiplying the NEO's MIP Award Target by the Corporate Performance Factor, and then adjusting the number to take into account the NEO's individual performance, including the performance of any strategic business units reporting to the NEO. The Corporate Performance Factor and the NEO's individual performance are not determined by a formula or on the basis of predetermined financial targets or award ranges. Rather, the Committee exercises its discretion based upon a number of factors discussed below. With respect to each NEO other than the CEO, the CEO makes a recommendation to the Committee.

MIP Award Target.    The MIP Award Target is a percentage of the NEO's base salary and is set prior to the beginning of the performance year as an appropriate starting point for determining the actual size of the NEO's MIP award. We believe that MIP awards, like salaries, should be internally consistent such that persons in the same base salary grade have the same percentage of base salary to establish the MIP Award Target. The Committee sets the percentage of base salary for each salary grade to be competitive with similar awards to persons in similar positions at companies in our Oil Industry Peer Group. For the CEO, the Committee relies on data covering CEOs in the Oil Industry Peer Group that is provided by its compensation consultant, Hewitt Associates, in determining the MIP Award Target. Since there are not identical jobs at other companies, for the rest of the NEOs, the Committee relies on the data from the Oil Industry Survey to ensure that the award targets are generally competitive. In 2006, the Committee set, for the 2007 performance year, the following MIP Award Targets for each NEO based upon the percentage of base salary for the salary grade of the NEO: Mr. O'Reilly-125 percent, Mr. Robertson-90 percent, and Messrs. Crowe, Kirkland and Watson-80 percent.

Chevron's Corporate Performance.    We believe that MIP awards should be largely determined by our overall corporate performance. After the end of the performance year, the Committee sets the Corporate Performance Factor based on its assessment of how the Company performed. The Committee considers numerous metrics in setting the Corporate Performance Factor, primarily earnings, return on capital employed, and Chevron's total stockholder return ranking and Chevron's return on capital employed ranking. The Committee does not have a set formula for evaluation of these metrics, but rather exercises its discretion, taking into account how the Company performed in light of its business plan objectives. Also, given the long-term nature of the business, in which

Executive Compensation (Continued)

investments today yield returns for decades to come, the Committee also considers decisions and progress on strategic investments. For 2007, the objectives and actual performance for each of the key indicators were as follows:

Indicator	Objective	Actual	Actual As a % of Objective

Earnings (in billions)	$15.1	$18.7	123%

Return on Capital Employed (ROCE)*	18.6%	23.1%	124%

Chevron's TSR Ranking**	N/A	1 of 5	N/A

Chevron's ROCE Ranking**	N/A	2 of 5	N/A

  *
  Calculated as net income (adjusted for after-tax interest expense and minority interest) divided by the average of total debt, minority interest and stockholders' equity for the year.

  **
  TSR ranking is Chevron's total stockholder return (including stock price appreciation and dividends) compared with the four largest companies in the Oil Industry Peer Group for 2007 (BP, ConocoPhillips, Exxon Mobil and Royal Dutch Shell), and ROCE ranking is Chevron's return on capital employed compared with the same four companies in the Oil Industry Peer Group for 2007.

The Committee also focuses on nonfinancial items, such as safety, employee diversity, oil and gas production, reliability of facilities and operations, and progress on strategic projects and investments for the future of the business. The Committee considers the Company's performance in these areas on both an absolute and relative basis, comparing our performance against the performance of our top competitors in the Oil Industry Peer Group—BP, ConocoPhillips, Exxon Mobil and Royal Dutch Shell—and considering these in light of matters beyond management's control, such as commodity price effects, industry mergers and acquisitions, and foreign exchange. The Committee also relies on data provided by Hewitt Associates for determining that the amounts are competitive and in line with relative performance. In recognition of the Company's fourth consecutive year of record earnings, its improved relative position in ROCE, 30.5 percent total stockholder return, and other financial and nonfinancial results, the Committee set for 2007 a Corporate Performance Factor of 150 percent. The Corporate Performance Factor is the same for each NEO.

Individual Performance.    We believe that MIP awards should also reflect an NEO's performance as a member of Chevron's senior leadership team. After the Committee has applied the Corporate Performance Factor to the MIP Award Target for each NEO, the Committee exercises its discretion in further adjusting the final MIP award to take into account individual performance, which includes consideration of business performance in the areas of responsibility reporting to the NEO. The Committee also considers internal pay equity to ensure that NEOs in the same base salary grade are positioned properly. The Committee does not use a predetermined set of metrics, targets or formula in considering individual performance. Instead, the Committee uses its judgment in analyzing the individual performance of each NEO, including how any business units reporting to the NEO performed.

Executive Compensation (Continued)

2007 MIP Awards.

Our NEOs received the following MIP awards, which are also detailed in the "Summary Compensation Table," below.

Mr. O'Reilly received an award of $3,600,000. This amount reflects the amount of his base salary ($1,650,000) multiplied by his MIP Award Target percentage of 125 percent multiplied by the Corporate Performance Factor of 150 percent, resulting in $3,093,750. The remaining $506,250 of Mr. O'Reilly's award is attributable to the Committee's and Board's assessment of his individual performance in 2007, specifically his continued direction in the area of focus on long-term investment and growth opportunities and the continued progress on nearer term operational excellence.

Mr. Crowe received an award of $875,000. This amount reflects the amount of his base salary ($650,000) multiplied by his MIP Award Target percentage of 80 percent multiplied by the Corporate Performance Factor of 150 percent, resulting in $780,000. The remaining $95,000 of Mr. Crowe's award is attributable to the Committee's and Board's assessment of his individual performance in 2007, specifically his leadership in insuring compliance in all areas of financial reporting and internal controls and his leadership in the area of cash management, including the successful completion of a $7 billion share repurchase program.

Mr. Robertson received an award of $1,500,000. This amount reflects the amount of his base salary ($1,000,000) multiplied by his MIP Award Target percentage of 90 percent multiplied by the Corporate Performance Factor of 150 percent, resulting in $1,350,000. The remaining $150,000 of Mr. Robertson's award is attributable to the Committee's and Board's assessment of his individual performance in 2007, specifically his continuing leadership in Chevron's long-term People Strategy, his role in representing Chevron's interests in public and governmental matters and his direction towards insuring appropriate compliance processes are in place.

Mr. Kirkland received an award of $1,050,000. This amount reflects the amount of his base salary ($765,000) multiplied by his MIP Award Target percentage of 80 percent multiplied by the Corporate Performance Factor of 150 percent, resulting in $918,000. The remaining $132,000 of Mr. Kirkland's award is attributable to the Committee's and Board's assessment of his individual performance in 2007, specifically his leadership in implementing a new global exploration and production organization better aligned to capture our growth strategies, his leadership with host governments and business partner relationships.

Mr. Watson received an award of $1,050,000. This amount reflects the amount of his base salary ($765,000) multiplied by his MIP Award Target percentage of 80 percent multiplied by the Corporate Performance Factor of 150 percent, resulting in $918,000. The remaining $132,000 of Mr. Watson's award is attributable to the Committee's and Board's assessment of his individual performance in 2007, specifically the record earnings in the international exploration and production sector, the completion of key international upstream project milestones and his leadership in progressing future upstream growth opportunities.

Annual Long-Term Equity Incentive—The Long-Term Incentive Plan

The third of the four components of our NEOs' compensation is an annual long-term equity incentive, or Long-Term Incentive Plan (LTIP) award, consisting of a mix of stock options and performance shares. We believe that LTIP awards are an effective way to give NEOs an equity

Executive Compensation (Continued)

stake in our business, thereby encouraging performance that significantly increases long-term stockholder return. LTIP awards are designed to provide a significant portion of the total compensation opportunity that is at risk and are in direct alignment with stockholder value. As stockholder value increases, so too will the value of an NEO's equity stake in our business.

NEOs are eligible to receive an LTIP award annually. LTIP award sizes are not determined by a formula or on the basis of predetermined financial targets or award ranges, but rather as described below. Our NEOs received LTIP awards as detailed in the "Grants of Plan-Based Awards in Fiscal Year 2007" table, below.

How We Structure LTIP Awards.

Each NEO's LTIP award consists of two components—stock options and performance shares. We believe using these two kinds of equity incentive awards is appropriate because they are both linked directly to stockholder returns. Stock options provide an absolute measure tied directly to the stock market while performance shares add a relative performance perspective. These awards have little or no value unless, in the case of stock options, our stock price appreciates and, in the case of performance shares, our total stockholder return (TSR) compares favorably with the TSR of our top competitors in our Oil Industry Peer Group—Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips. The Committee decided to use these companies for TSR ranking to ensure that the potential for payout is based on Chevron's performance as compared with its top global competitors in the Oil Industry Peer Group that have substantial U.S. operations; that are most similar to Chevron in size, complexity of business, and scope and location of operations; and that primarily compete for shareholder investment in the large energy industry market.

Stock Options.    Sixty percent of an NEO's LTIP award value consists of nonqualified stock options. The actual number of shares is determined by dividing 60 percent of the value of the NEO's LTIP award by an estimated Black-Scholes value. Stock options are awarded with a strike price equal to the closing price on the grant date and vest over three years, one-third upon each anniversary of the grant date. Stock options expire 10 years from the grant date. An NEO may exercise his stock options and either sell or hold the shares subject to the option.

We report the value of each NEO's 2007 stock option exercises in the "Option Exercises and Stock Vested in Fiscal Year 2007" table.

Performance Shares.    Forty percent of an NEO's LTIP award consists of performance shares. The actual number of shares is determined by dividing 40 percent of the value of the NEO's LTIP award by the 180-day trailing average stock price multiplied by a discount factor derived from a valuation simulation. An NEO is eligible to receive a percentage of the value of the performance shares at the end of the applicable three-year performance period depending upon how our TSR for the same period compares with that of our top competitors in our Oil Industry Peer Group—Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips. Thus, for example, performance shares awarded in March 2008 will not be eligible for payout (if any) until 2011; any performance share payouts occurring in 2007 were from performance shares granted in 2004.

We calculate the value of performance share payouts in the manner described in footnote seven to the "Option Exercises and Stock Vested in Fiscal Year 2007," table, below. For stock options and performance shares, we describe the effects of termination of service in the "Potential Payments Upon Termination or Change-in-Control" tables, below.

Executive Compensation (Continued)

How We Determine LTIP Awards.

The CEO.    The ultimate value received from the CEO's LTIP grant is completely dependent upon Chevron's stock price appreciation in the case of stock options, which inherently includes shareholder returns, and Chevron's relative total shareholder return in the case of performance shares. In determining the size of an LTIP award for the CEO, the Committee relies upon input from Hewitt Associates and the data from the Oil Industry Job Match Survey. Based on the size, scope and complexity of our business, the Committee and the other independent Directors believe that the value of the CEO's annual LTIP award at grant should be competitive with similar awards granted to other chief executive officers of other companies in our Oil Industry Peer Group. The Committee does not have predetermined targets or a predetermined range within the Oil Industry Peer Group as an objective for awards. On March 28, 2007, the Committee recommended and the Board approved an LTIP award for the CEO that on that date had an economic value that is competitive with similar awards granted to the other chief executive officers in our Oil Industry Peer Group. The ultimate value of our CEO's award will depend completely upon, in the case of his stock options, the appreciation of our stock price, and, in the case of his performance shares, our relative total shareholder return over the three-year measurement period.

NEOs Other Than the CEO.    The ultimate value received from an LTIP grant is completely dependent upon Chevron's stock price appreciation in the case of stock options, which inherently includes shareholder returns, and Chevron's relative total shareholder return in the case of performance shares. For NEOs other than the CEO, the size of an annual LTIP award is a function of the NEO's salary grade. At the beginning of the performance year, the Committee sets the LTIP award size for each salary grade. The Committee believes that the value of an NEO's annual LTIP award should be generally equivalent to the average of the value of similar awards to persons in similar positions at companies of similar size and scope in our Oil Industry Peer Group. The Committee does not, however, fix predetermined targets or comparative percentiles for awards. In determining the size of the NEO's LTIP award, the Committee relies upon input from Hewitt Associates and the data from the Oil Industry Job Match Survey. On March 28, 2007, the Committee approved LTIP awards for each of the NEOs other than the CEO that on that date had an economic value that is competitive with similar awards granted to other NEOs in our Oil Industry Peer Group, based upon the data compiled by Hewitt Associates and the data from the Oil Industry Job Match Survey. The ultimate value of these awards will depend completely upon, in the case of stock options, the appreciation of our stock price, and, in the case of performance shares, our relative total shareholder return over the three-year measurement period.

We report the actual grant date value of the stock options and performance shares granted in 2007 to each NEO in the "Grants of Plan-Based Awards in Fiscal Year 2007" table, below.

Other Benefits, Retirement Programs and Perquisites

The fourth component of our NEOs' compensation is benefits, retirement programs and limited perquisites. These are designed to encourage retention and reward long-term employment.

Benefit Programs.

The same health and welfare programs, including postretirement health care, that are broadly available to our employees in the United States also apply to NEOs, with no other special programs.

Executive Compensation (Continued)

Retirement Programs.

Our equity and benefit programs are based upon a career employment model and designed to encourage retention and long-term employment. Since many of our business decisions have long-term horizons and to ensure our executives have a vested interest in our future profitability, the programs are designed to allow executives to increase their benefits due to longer service.

NEO retirement programs are comparable with the broad-based retirement programs (traditional defined-benefit pension plans and savings plans) except for the inclusion of executive earnings not permitted in the ERISA qualified retirement plans on account of IRS limitations and the Management Incentive Plan awards not covered by the Chevron Retirement Plan. NEOs are eligible to participate in the following retirement programs:

  •
  Chevron Retirement Plan:  A defined benefit pension plan that is intended to be tax qualified under Internal Revenue Code section 401(a). NEOs who meet the age, service and other requirements of the plan are eligible for a pension after retirement. In the "Summary Compensation Table" and "Pension Benefits Table," below we report the change in pension value in 2007 and present the value of each NEO's accumulated benefit under the plan.

  •
  Chevron Retirement Restoration Plan:  An unfunded and nonqualified defined-benefit restoration pension plan that is designed to provide benefits comparable with those provided by the Chevron Retirement Plan but that cannot be paid from the Chevron Retirement Plan because of IRS limitations on benefits and earnings imposed on tax-qualified plans and because Management Incentive Plan awards are not covered by the Chevron Retirement Plan. In the "Pension Benefits Table" and accompanying narrative below we describe how the plan works as well as the present value of each NEO's accumulated benefit under the plan.

  •
  Employee Savings Investment Plan:  A defined contribution plan that is intended to be tax qualified under Internal Revenue Code section 401(k). We provide an 8 percent match on an NEO's contributions to the plan, up to 2 percent of their compensation. Our match up to the IRS limit is made to the plan. We describe Chevron contributions to each NEO's plan account in the "Summary Compensation Table," below.

  •
  Employee Savings Investment Plan Restoration Plan:  A nonqualified defined contribution restoration plan that provides for a Chevron contribution that would have been paid in the Employee Savings Investment Plan but for the fact that the NEO's contributions were above the IRS limits for the Employee Savings Investment Plan. For contributions in excess of the IRS limits, NEOs can elect to have 2 percent of their compensation directed into the Deferred Compensation Plan, and we will deposit our match in those funds into the Chevron Employee Savings Investment Restoration Plan. We describe Chevron contributions to each NEO's plan account in the "Nonqualified Deferred Compensation Table," below.

  •
  Deferred Compensation Plan:  An unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of their MIP awards and LTIP performance shares and up to 40 percent of their base salary above the IRC 401(a)(17) limit for payment after retirement or termination of service. Deferred amounts can appreciate in value based upon the performance of Chevron's common stock and other funds provided by the plan administrator. In the "Nonqualified Deferred Compensation Table," below we describe the aggregate NEO deferrals and earnings in 2007.

Executive Compensation (Continued)

Perquisites.

Perquisites for NEOs are very limited and consist only of financial counseling fees, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. We report each NEO's perquisites in 2007 in the "Summary Compensation Table," below.

PART III—OTHER MATTERS THAT AFFECT HOW WE COMPENSATE OUR NEOs.

Stock Ownership Guidelines

As noted above, one of the core principles underlying how we compensate our NEOs is to encourage creation of long-term stockholder value through increased stockholder returns. One way we do this is to require our NEOs to hold prescribed levels of stock, thereby linking their interests with those of our stockholders. Ownership guidelines are based on a multiple of each NEO's base salary: for our CEO, five times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer, four times; all other corporate officers, two times. All of our NEOs have satisfied the ownership guidelines. Based upon our closing stock price on December 31, 2007, the CEO's stock ownership multiple of base salary was more than nine times, and the rest of the NEOs averaged more than six-and-a-half times.

Employment, Severance or Change-in-Control Agreements

We do not maintain employment, severance or change-in-control agreements with our NEOs. However, upon retirement or termination of service for other reasons, NEOs are entitled to certain accrued benefits and payments. We describe these benefits and payments in the "Potential Payments Upon Termination or Change-in-Control" tables, below.

Compensation Recovery Policies

Our Management Incentive, Long-Term Incentive and Deferred Compensation Plans were amended in June 2005 to permit us to "claw back" certain amounts of compensation awarded since that time when an NEO commits acts of embezzlement, fraud or theft or other acts that harm our business, reputation or other employees, or when the NEO's misconduct results in our having to prepare an accounting restatement, the disclosure of our confidential information, or when, following termination of service, the NEO fails to abide by the terms of any confidentially, noncompetition or nonsolicitation agreements with us.

The Tax Deductibility of NEO Compensation

Under Section 162(m) of the Internal Revenue Code, we generally receive an annual federal income tax deduction for compensation paid to the CEO and the other four most highly paid executives only if the compensation is less than $1 million or is performance-based. The applicable awards granted under both the Management Incentive Plan and the Long-Term Incentive Plan qualify as performance-based compensation and thus are fully tax-deductible for us. The MIP performance-based criteria were reaffirmed by stockholders in 2002, and the LTIP plan was reapproved in 2004. The Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it is in the best interests of Chevron and its stockholders.

Executive Compensation (Continued)

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our named executive officers, or "NEOs," for the fiscal years ending December 31, 2007, and December 31, 2006. None of our NEOs has an employment contract with the Company. The primary components of each NEO's compensation are also described in our Compensation Discussion and Analysis, above.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)		Total ($)

D.J. O'Reilly, Chairman and CEO	2007 2006	$ $	1,650,000 1,620,833	$ $	19,387,350 13,008,715	$ $	6,650,584 6,922,146	$ $	3,600,000 3,500,000	$ $	0 6,322,578	$ $	255,251 228,617	$ $	31,543,185 31,602,889

S.J. Crowe, Chief Financial Officer	2007 2006	$ $	628,125 553,125	$ $	4,204,525 1,931,712	$ $	1,865,439 1,224,583	$ $	875,000 750,000	$ $	1,384,104 1,514,768	$ $	66,522 61,986	$ $	9,023,715 6,036,174

P.J. Robertson, Vice Chairman	2007 2006	$ $	985,417 935,417	$ $	8,476,531 5,544,890	$ $	2,950,296 2,946,302	$ $	1,500,000 1,500,000	$ $	119,935 3,215,273	$ $	136,143 118,723	$ $	14,168,322 14,260,605

G.L. Kirkland, Executive Vice President	2007 2006	$ $	746,042 679,583	$ $	4,287,145 2,303,245	$ $	1,539,819 1,158,095	$ $	1,050,000 1,000,000	$ $	662,309 1,688,917	$ $	76,303 72,428	$ $	8,361,618 6,902,268

J.S. Watson, Executive Vice President	2007 2006	$ $	746,042 685,417	$ $	4,675,957 2,844,431	$ $	1,306,593 1,206,416	$ $	1,050,000 1,000,000	$ $	0 834,565	$ $	100,260 70,756	$ $	7,878,852 6,641,585

(1)
Compensation is reviewed after the end of each year, and salary increases, if any, are effective April 1 of the following year. The table below reflects the salary effective April 1, 2006 and 2007, for each of the NEOs and the amounts earned and deferred under the Deferred Compensation Plan for Management Employees (DCP).

Name	Year	Salary Effective April 1	Salary Deferred Under the DCP

D.J. O'Reilly	2007	$1,650,000	$660,000

	2006	$1,650,000	$630,250

S.J. Crowe	2007	$650,000	$251,250

	2006	$575,000	$221,250

P.J. Robertson	2007	$1,000,000	$15,208

	2006	$950,000	$14,308

G.L. Kirkland	2007	$765,000	$10,421

	2006	$700,000	$9,192

J.S. Watson	2007	$765,000	$10,421

	2006	$700,000	$9,308

(2)
2007 amounts include the aggregate proportionate fair value for (a) performance shares granted under the Corporation's Long-Term Incentive Plan in four grant years (2007, 2006, 2005 and 2004) and (b) restricted stock units granted under the LTIP on June 25, 2003, that have been recognized as compensation costs in our financial statements for the fiscal year ended December 31, 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standards (FAS) No. 123 (revised 2004), Share-Based Payment (FAS 123R).

Executive Compensation (Continued)

  The amounts do not represent the grant date fair value of performance shares granted in 2007. The grant date fair value of performance shares granted in 2007 reported in the "Grants of Plan-Based Awards in Fiscal Year 2007" table below, for each of the NEOs is as follows:

Name	Grant Date Fair Value of Performance Shares Granted in 2007

D.J. O'Reilly	$4,511,240

S.J. Crowe	$1,555,600

P.J. Robertson	$2,100,060

G.L. Kirkland	$1,555,600

J.S. Watson	$1,555,600

  2007 amounts relating to performance shares reflect the compensation costs recognized in our 2007 financial statements under FAS 123R. As such, this includes amounts for the following number of performance shares granted from 2004 through 2007 as follows:

Name	2007 Grant	2006 Grant	2005 Grant	2004 Grant

D.J. O'Reilly	58,000	64,000	66,000	106,000

S.J. Crowe	20,000	12,000	13,000	9,000

P.J. Robertson	27,000	27,000	28,000	40,000

G.L. Kirkland	20,000	20,000	18,000	18,000

J.S. Watson	20,000	20,000	18,000	27,000

  Under the provisions of FAS 123R, performance shares are classified as liability awards. Accordingly, total per-share compensation cost equals the payout amount measured as of the settlement date at the end of the three-year performance period. Until settlement, compensation costs recorded in our financial statements recognize changes in estimated fair value as of the end of each quarterly reporting period. We use a Monte Carlo approach to calculate estimated fair value of performance shares. To derive estimated fair value per share, this valuation technique simulates TSR for the Company and the peer group using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. As of December 31, 2007, this technique generated estimated fair values per share of $118.34, $147.10, and $162.74 for the outstanding 2007, 2006 and 2005 grants, respectively. The settlement value for the 2004 grant was $82.36 per share. Since the performance period for the 2004 grant ended in 2007, each performance share under the 2004 grant was further adjusted by the actual performance modifier of 125 percent.

  2007 amounts in the "Stock Awards" column also include the proportionate amount of fair value of the restricted stock units granted under the LTIP on June 25, 2003, that have been recognized as compensation costs in our 2007 financial statements and the aggregate dividend accrual in 2007 paid and to be paid at vesting. The value of each restricted stock unit is $36.70, which is based on the closing price of Chevron common stock on the date of the grant. The number of restricted stock units granted in 2003 were: Mr. Robertson, 31,000; Mr. Kirkland, 13,000; and Mr. Watson, 24,000. Fifty percent vested on June 25, 2007, and the remaining 50 percent will vest on June 25, 2011. Total restricted stock unit dividends accrued in 2007 (including a portion paid upon the vesting in June 2007) were: Mr. Robertson, $58,827; Mr. Kirkland, $24,669; and Mr. Watson, $45,543.

(3)
2007 amounts include the aggregate proportionate fair value for stock option grants made under the LTIP in four grant years (2007, 2006, 2005 and 2004) that have been recognized as compensation costs in our financial statements for

Executive Compensation (Continued)

  the fiscal year ended December 31, 2007 under FAS 123R. The actual value of stock options granted in 2007, as reported in the "Grants of Plan-Based Awards in Fiscal Year 2007" table, below for each of the NEOs was:

Name	Grant Date Fair Value of Stock Options Granted in 2007

D.J. O'Reilly	$5,726,250

S.J. Crowe	$1,908,750

P.J. Robertson	$2,595,900

G.L. Kirkland	$1,908,750

J.S. Watson	$1,908,750

  The number of stock options granted to each of the NEOs was:

Name	2007 Grant	2006 Grant	2005 Grant	2004 Grant

D.J. O'Reilly	375,000	400,000	425,000	460,000

S.J. Crowe	125,000	75,000	80,000	42,000

P.J. Robertson	170,000	170,000	180,000	200,000

G.L. Kirkland	125,000	125,000	115,000	90,000

J.S. Watson	125,000	125,000	115,000	120,000

  One-third of the stock options vest on each anniversary of the date of grant and expire after 10 years.

  The grant date fair value was determined under FAS 123R for financial reporting purposes. For a discussion of the determination of fair value under FAS 123R for the 2007, 2006 and 2005 grants, see Note 21, "Stock Options and Other Share-Based Compensation," to the Consolidated Financial Statements contained in our Annual Report on Form 10-K/A for the year ended December 31, 2007 and for 2004 grants, see Note 22, "Stock Options and Other Share-Based Compensation," to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(4)
2007 amounts reflect Management Incentive Plan awards for the 2007 performance year that will be paid in April 2008. See "Compensation Discussion and Analysis—Annual Cash Incentive (Management Incentive Plan)" above for a detailed description of MIP awards.

(5)
2007 amounts represent the change in pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2007, through December 31, 2007, expressed as a lump sum. (The Deferred Compensation Plan (DCP) and ESIP Restoration Plan (ESIP-RP) do not pay preferential earnings and are not represented in this table.) Mr. O'Reilly's theoretical pension value is $220,592 less, generally because he did not receive a salary increase in 2007 and because a higher interest rate was used to calculate the present value of his benefit. When a higher interest rate is used, a lower lump sum results. Mr. Crowe's theoretical pension value has increased to a greater degree than the other NEOs' because he has reached age 60 and his pension is no longer discounted. In addition, his salary increases and MIP awards have increased due to his promotion to CFO in January 2005. Mr. Robertson's theoretical pension value has not changed to the same degree because his benefit is already undiscounted with no increase in the amount of his MIP award. Mr. Kirkland's theoretical pension value has not changed to the same degree because he received no increase in the amount of his MIP award and a higher interest rate was used to calculate the present value of his benefit in his age group. Mr. Watson's theoretical pension value is $14,584 less, generally due to a higher interest rate being used to calculate the present value of his benefit in his age group.

Executive Compensation (Continued)

(6)
All Other Compensation for 2007 includes the following:

				Perquisites(c)					Total All Other Compensation
	ESIP Company Contributions(a)	ESIP-RP Company Contributions(a)	Company-Paid Life Insurance Premiums(b)
Name				Financial Counseling	Aircraft/ Other(d)	Motor Vehicles	Home Security

D.J. O'Reilly	$18,000	$114,000	$15,923	$21,075	$82,456	$2,057		$1,740	$255,251
S.J. Crowe	$18,000	$32,250	$4,272	$12,000	$—	$—	$		$66,522
P.J. Robertson	$18,000	$60,833	$9,650	$16,335	$28,299	$2,745		$281	$136,143
G.L. Kirkland	$18,000	$41,683	$4,620	$12,000	$—	$—	$		$76,303
J.S. Watson	$18,000	$41,683	$2,464	$12,000	$25,626	$—		$487	$100,260

  (a)
  The Employee Savings Investment Plan for executives is common in design and purpose to those for the broad base of employees in the United States. When an employee contributes 2 percent of earnings to the ESIP, the Company provides an 8 percent match. Employees may choose to contribute 1 percent and receive a 4 percent match. They may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($225,000 of income in 2007) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the Deferred Compensation Plan and the Company will match those funds in the nonqualified ESIP Restoration Plan. Management Incentive Plan awards were not eligible for an ESIP or ESIP Restoration Plan company match in 2007.

  (b)
  This column includes basic life insurance and on-the-job accident insurance. Generally, all U.S. employees have basic company-paid life insurance, which would remit a benefit to the beneficiary in the amount of two times the employee's base salary in the event of death.

  (c)
  Perquisites within Chevron are very limited and consist of only financial counseling fees, home security, and the incremental cost to the Company for personal use of Company motor vehicles and Company aircraft. We do not provide tax gross-ups to our NEOs for any perquisites.

  (d)
  Amounts include the aggregate incremental cost for the NEOs' spouses accompanying the NEO on the international Board trip, which is described in the narrative preceding the Directors' Compensation Table below and footnote 8 to the Directors' Compensation Table. Amounts attributable to aircraft are as follows: Mr. O'Reilly—$21,218; Mr. Robertson—$21,374; and Mr. Watson—$19,187. For Mr. O'Reilly, an additional $54,408 of incremental cost to Chevron is also included for other personal use of aircraft in 2007. Generally, executives are not allowed to use the Company planes for personal use. For security reasons, the CEO has been requested to use the Company plane in most instances, and on a very limited basis, the CEO has authorized the personal use of Company aircraft for other key executives if it is in relation to and part of a trip that is business related. Incremental cost was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs and the addition of crew costs for overnight lodging and meals and airport landing fees, as applicable, divided by the number of passengers.

Executive Compensation (Continued)

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our named executive officers, or "NEOs," in 2007. Non-equity incentive plan awards were made under our Management Incentive Plan and equity incentive awards (performance shares and stock options) were made under our Long-Term Incentive Plan. These awards are also described in our Compensation Discussion and Analysis, above.

									All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/Sh)(4)
											Grant Date Fair Value of Stock and Option Awards(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

D.J. O'Reilly	MIP		—	$2,062,500	—

	Perf. Shares	3/28/2007				14,500	58,000	116,000			$4,511,240

	Options	3/28/2007							375,000	$74.08	$5,726,250

S.J. Crowe	MIP		—	$520,000	—

	Perf. Shares	3/28/2007				5,000	20,000	40,000			$1,555,600

	Options	3/28/2007							125,000	$74.08	$1,908,750

P.J. Robertson	MIP		—	$900,000	—

	Perf. Shares	3/28/2007				6,750	27,000	54,000			$2,100,060

	Options	3/28/2007							170,000	$74.08	$2,595,900

G.L. Kirkland	MIP		—	$612,000	—

	Perf. Shares	3/28/2007				5,000	20,000	40,000			$1,555,600

	Options	3/28/2007							125,000	$74.08	$1,908,750

J.S. Watson	MIP		—	$612,000	—

	Perf. Shares	3/28/2007				5,000	20,000	40,000			$1,555,600

	Options	3/28/2007							125,000	$74.08	$1,908,750

(1)
MIP is an annual incentive plan that pays a cash award for performance and is paid in the first April following the performance year. See our Compensation Discussion and Analysis for a detailed description of MIP awards. Actual 2007 performance year awards are shown in the "Summary Compensation Table" in the "Non-Equity Incentive Plan Compensation" column. Under the MIP, there is no threshold or maximum award.

(2)
Relates to performance share awards issued under our Long-Term Incentive Plan. See our Compensation Discussion and Analysis for a detailed description of performance share awards. "Target" is the number of performance shares awarded in 2007. "Threshold" represents the lowest possible payout (25 percent of the grant) if there is a payout, and "Maximum" reflects the highest possible payout (200 percent of the grant). The cash payout, if any, will occur at the end of the three-year performance period (January 2007 to December 2009) and will be calculated in the manner described in Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table.

(3)
Relates to options granted under the LTIP on March 28, 2007. See our Compensation Discussion and Analysis for a detailed description of stock option awards. Options have a 10-year term and vest 33.33 percent at each anniversary of the date of grant for three years.

(4)
The exercise price is the closing price of Chevron common stock on the March 28, 2007 grant date.

(5)
The grant date fair value was determined under Financial Accounting Standards Board Statement of Financial Accounting Standards (FAS) No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes. For a discussion of the determination of fair value of stock options under FAS 123R, see Note 21 (Stock Options and Other Share-Based Compensation) to the Corporation's Consolidated Financial Statements contained in the Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2007. For a discussion of the determination of fair value for performance shares, see Footnote 2 to the "Summary Compensation Table."

Executive Compensation (Continued)

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2007, for each of our named executive officers, or "NEOs."

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)

D.J. O'Reilly	133,333 283,333 460,000 460,000 400,000	375,000 266,667 141,667	(1) (2) (3)	$ $ $ $ $ $	74.0800 56.6300 56.7600 47.0550 36.7000 43.1250	3/28/2017 3/23/2016 6/29/2015 6/30/2014 6/25/2013 6/26/2012				188,000	(6)	$26,319,060

S.J. Crowe	25,000 53,333 42,000 42,000 34,000 34,000	125,000 50,000 26,667	(1) (2) (3)	$ $ $ $ $ $ $	74.0800 56.6300 56.7600 47.0550 36.7000 43.1250 44.2750	3/28/2017 3/23/2016 6/29/2015 6/30/2014 6/25/2013 6/26/2012 10/31/2011				45,000	(7)	$6,299,775

P.J. Robertson	56,666 120,000 200,000 200,000 160,000	170,000 113,334 60,000	(1) (2) (3)	$ $ $ $ $ $	74.0800 56.6300 56.7600 47.0550 36.7000 43.1250	3/28/2017 3/23/2016 6/29/2015 6/30/2014 6/25/2013 6/26/2012	17,840	(4)	$1,664,978	82,000	(8)	$11,479,590

G.L. Kirkland	41,666 76,666 90,000 90,000	125,000 83,334 38,334	(1) (2) (3)	$ $ $ $ $	74.0800 56.6300 56.7600 47.0550 36.7000	3/28/2017 3/23/2016 6/29/2015 6/30/2014 6/25/2013	7,481	(4)	$698,217	58,000	(9)	$8,119,710

J.S. Watson	41,666 76,666 120,000 120,000	125,000 83,334 38,334	(1) (2) (3)	$ $ $ $ $	74.0800 56.6300 56.7600 47.0550 36.7000	3/28/2017 3/23/2016 6/29/2015 6/30/2014 6/25/2013	13,811	(4)	$1,289,015	58,000	(10)	$8,119,710

(1)
Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 3/28/08, 3/28/09 and 3/28/10.

(2)
Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 3/23/07, 3/23/08 and 3/23/09.

(3)
Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 6/29/06, 6/29/07 and 6/29/08.

(4)
Includes unvested restricted stock units granted on 6/25/03 and the dividend equivalents reinvested as additional restricted stock units. Fifty percent of the restricted stock units vested on 6/25/07 and 50 percent will vest on 6/25/11.

(5)
Market value is based upon number of restricted stock units (including fractional units) that have not vested multiplied by $93.33, which was the 12/31/07 closing price of Chevron common stock.

(6)
Includes performance shares that vest at the end of the three-year performance period; 58,000 shares vest on 12/31/09, 64,000 shares vest on 12/31/08 and 66,000 shares vest on 6/30/08.

(7)
Includes performance shares that vest at the end of the three-year performance period; 20,000 shares vest on 12/31/09, 12,000 shares vest on 12/31/08 and 13,000 shares vest on 6/30/08.

Executive Compensation (Continued)

(8)
Includes performance shares that vest at the end of the three-year performance period; 27,000 shares vest on 12/31/09, 27,000 shares vest on 12/31/08 and 28,000 shares vest on 6/30/08.

(9)
Includes performance shares that vest at the end of the three-year performance period; 20,000 shares vest on 12/31/09, 20,000 shares vest on 12/31/08 and 18,000 shares vest on 6/30/08.

(10)
Includes performance shares that vest at the end of the three-year performance period; 20,000 shares vest on 12/31/09, 20,000 shares vest on 12/31/08 and 18,000 shares vest on 6/30/08.

(11)
Estimated payout value is based upon the number of performance shares multiplied by the assumed performance modifier of 150 percent multiplied by $93.33, the 12/31/07 closing price of Chevron common stock. The performance modifier for the most recent payout was 125 percent, which exceeded the threshold. The estimated payout value is based on the next higher performance measure, or 150 percent. The estimated payout value might not necessarily reflect the final payout. The final payout will be calculated in the manner described in Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table, below.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

The following table sets forth information concerning the cash value realized by each of our named executive officers, "NEOs" upon exercise of options or vesting of stock awards in 2007.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(6)	Number of Shares Acquired on Vesting (#) (7)	Value Realized on Vesting ($) (7)

D.J. O'Reilly	600,000	(1)	$18,194,880	132,500	$10,912,700

S.J. Crowe	58,200	(2)	$2,097,924	11,250	$926,550

P.J. Robertson	318,000	(3)	$12,415,843	50,000	$4,118,000

G.L. Kirkland	66,000	(4)	$2,651,213	22,500	$1,853,100

J.S. Watson	91,000	(5)	$3,358,246	33,750	$2,779,650

(1)
Consists of 300,000 shares from the exercise of stock options granted in 2000 and 300,000 shares from the exercise of stock options granted in 2001.

(2)
Consists of 24,200 shares from the exercise of stock options granted in 1999 and 34,000 shares from the exercise of stock options granted in 2000.

(3)
Consists of 66,000 shares from the exercise of stock options granted in 1998, 66,000 shares from the exercise of stock options granted in 1999, 66,000 shares from the exercise of stock options granted in 2000 and 120,000 shares from the exercise of stock options granted in 2001.

(4)
Consists of 66,000 shares from the exercise of stock options granted in 2002.

(5)
Consists of 91,000 shares from the exercise of stock options granted in 2002.

(6)
Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of the underlying stock on the exercise date and the exercise price.

(7)
Reflects the cash payout of the performance shares granted in 2004 for performance period July 2004 through June 2007. We calculate the value of performance share payouts as follows:

  First, we calculate our TSR and the TSR of Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips for the three year performance period.We believe TSR is the best indicator of profitable management of assets, operating efficiencies, progress in meeting our strategic objectives and long-term performance. Moreover, comparing our TSR with that of our competitors helps to adjust for variations in the

Executive Compensation (Continued)

  state of the oil industry and the overall economic climate. We calculate TSR for the three year performance period for ourselves and our competitors as follows:

TSR =	20 day average ending stock price – 20 day average beginning stock price + reinvested dividend value 20 day average beginning stock price

  Second, we rank our TSR against the TSR of Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips to determine the performance modifier applicable to the awards.Our rank then determines what the performance modifier will be, as follows:

Our Rank	1st	2nd	3rd	4th	5th

Performance Modifier	200%	150%	100%	50%	0%

  For example, if we rank first in TSR as compared with Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips, then the performance modifier would be 200 percent. In the event our measured TSR is within 1 percent of the nearest competitor(s), the results will be considered a tie, and payout will be determined by dividing the payout percentages by the number of companies in the tie. For example, if Chevron ranks fourth in TSR, which ties with the TSR of the company that ranks fifth, it will result in a modifier of 25 percent.

  Third, we determine the actual dollar amount of the performance share award to payout.Performance share awards are paid out in cash as follows:

Number of Performance Shares Granted	×	Performance Modifier	×	20-day trailing average price of Chevron common stock at the end of the performance period	=	Value at Vesting

  For the three-year performance period ended June 2007, Chevron ranked third in TSR compared with Exxon Mobil, BP, Royal Dutch Shell and ConocoPhillips. However, the difference of the higher member of the peer group was less than one percentage point, which resulted in a modifier of 125 percent for the payout of Chevron performance shares granted in 2004. Accordingly, the performance share value vested in 2007 was calculated as follows:

	Shares Granted	×	Modifier	=	Shares Acquired on Vesting	×	20-day trailing average price	=	Value Realized on Vesting
D.J. O'Reilly	106,000		125%		132,500		$82.36		$10,912,700
S.J. Crowe	9,000		125%		11,250		$82.36		$926,550
P.J. Robertson	40,000		125%		50,000		$82.36		$4,118,000
G.L. Kirkland	18,000		125%		22,500		$82.36		$1,853,100
J.S. Watson	27,000		125%		33,750		$82.36		$2,779,650

Executive Compensation (Continued)

PENSION BENEFITS TABLE

The following table sets forth information concerning the present value of benefits accumulated by our named executive officers, or "NEOs," under our defined benefit retirement plans, or pension plans.

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

	Chevron Retirement Plan		$1,429,646
D.J. O'Reilly		36		$0
	Chevron Retirement Restoration Plan		$35,989,656

	Chevron Retirement Plan		$1,425,789
S.J. Crowe		35		$0
	Chevron Retirement Restoration Plan		$7,185,247

	Chevron Retirement Plan		$1,370,811
P.J. Robertson		35		$0
	Chevron Retirement Restoration Plan		$15,399,557

	Chevron Retirement Plan		$1,055,842
G.L. Kirkland		32		$0
	Chevron Retirement Restoration Plan		$7,606,485

	Chevron Retirement Plan		$589,742
J.S. Watson		26		$0
	Chevron Retirement Restoration Plan		$4,438,714

(1)
Credited service is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. It is not Chevron's policy to grant extra years of credited service to participants. However, credited service may include similar service with certain companies acquired in the past by Chevron. Credited service does not include service prior to July 1, 1986, during which certain employees were under age 25. Only Messrs. O'Reilly, Kirkland and Watson have such pre–age 25 service. Their actual years of service are as follows: Mr. O'Reilly, 38 years; Mr. Kirkland, 33 years; Mr. Watson, 27 years. Benefits are lower because the years of service between date of hire and age 25 are excluded from the benefit calculation.

(2)
Reflects the present value of the accumulated benefit as of December 31, 2007. This is the present value of the benefit determined as though the participant retires at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the named executive officers), using service and compensation as of December 31, 2007. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefits reduction, the assumptions used to compute the present value of accumulated benefits are the assumptions used for financial reporting purposes on December 31, 2007. These assumptions include the discount rate of 6.3 percent as of December 31, 2007. This rate was selected based on a cash flow analysis that matched estimated future benefit payments to the Citigroup Pension Discount Yield Curve as of year-end 2007. The discount rates at the end of 2006 and 2005 were 5.8 percent and 5.5 percent, respectively.

Total Pension Benefit Payable to the Named Executive Officers

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (CRP) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (RRP) (an unfunded nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings and because Management Incentive Plan awards are not covered by the CRP.

Executive Compensation (Continued)

The age 65 retirement benefit is calculated as follows:

Monthly average base salary and MIP awards for 2005, 2006 and 2007, not limited by Internal Revenue Code (1)	×	Benefit Accrual Service used by the CRP	×	1.6%	-	Social Security Offset used by the CRP	=	Total Retirement Benefit, expressed as a single life annuity

Monthly average base salary for 2005, 2006 and 2007, as limited by Internal Revenue Code (2)	×	Benefit Accrual Service used by the CRP	×	1.6%	-	Social Security Offset used by the CRP	=	Total CRP Benefit, expressed as a single life annuity

Total Retirement Benefit			-	Total CRP Benefit			=	Total RRP Benefit, expressed as a single life annuity
(1)
On December 31, 2007, the covered compensation for the total retirement benefit was: Mr. O'Reilly, $5,258,333; Mr. Crowe, $1,227,083; Mr. Robertson, $2,460,833; Mr. Kirkland, $1,666,250; and Mr. Watson, $1,742,917.

(2)
On December 31, 2007, the covered compensation for the Chevron Retirement Plan benefit, after reflecting the Internal Revenue Code compensation limitation, was $218,333 for all NEOs.

The age 65 benefit is reduced by early retirement discount factors of 0 percent per year above age 60, at 5 percent per year from age 60 to age 50, and actuarially reduced below age 50 as prescribed by the plans.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of Vesting and Eligibility Service. All NEOs are eligible for an early retirement benefit.

A single life annuity is the normal form of benefit under the CRP, but retirees may also elect to receive an equivalent lump sum payment instead of an annuity. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP. The lump sum equivalent and optional annuity forms of payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from a single life annuity to an actuarially equivalent single lump sum equivalent. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends.

The RRP may be paid one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Executive Compensation (Continued)

Our NEOs made the following RRP distribution elections:

Name	# of Annual Installments Elected	Time of First Payment

D.J. O'Reilly	1	First January that is at least one year following separation from service

S.J. Crowe	5	First quarter that is at least one year following separation from service

P.J. Robertson	1	First January that is at least one year following separation from service

G.L. Kirkland	5	First quarter that is at least one year following separation from service

J.S. Watson	1	First January that is at least one year following separation from service

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information concerning the value of each of our named executive officer's, or "NEO's," compensation deferred pursuant to our Deferred Compensation Plan for Management Employees and our Deferred Compensation Plan for Management Employees II (both, DCP) and our Employee Savings Investment Restoration Plan (ESIP-RP).(1)

Name	Executive Contributions in the Last Fiscal Year(2)	Registrant Contributions in the Last Fiscal Year(3)	Aggregate Earnings in the Last Fiscal Year(4)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year End(6)

D.J. O'Reilly	$660,000	$114,000	$2,707,908	—	$11,954,076

S.J. Crowe	$251,250	$32,250	$242,507	—	$2,986,987

P.J. Robertson	$15,208	$60,833	$720,615	—	$6,906,661

G.L. Kirkland	$10,421	$41,683	$117,524	—	$551,453

J.S. Watson	$10,421	$41,683	$783,675	—	$4,184,281

(1)
The DCP provides for deferrals of up to 90 percent of Management Incentive Plan awards and Long-Term Incentive Plan performance shares, and up to 40 percent of salary. Participants are required to defer all salary in excess of the Internal Revenue Code Section 162(m) limit.

  The DCP is a nonfunded plan. Earnings on the DCP deferrals accrue based on an NEO's selection of investments from 10 different funds designated by the Management Compensation Committee of the Board of Directors and that are also available in the Employee Savings Investment Plan. Participants may transfer into and out of funds daily, except that they may not make opposite-way transfers within 60 days. DCP funds and their annual rates of return, as of December 31, 2007, are:

Chevron Stock Fund	30.48%

Vanguard Institutional Index Fund	5.47%

Vanguard Prime Money Market Fund	5.14%

Vanguard Windsor II Fund	2.23%

Vanguard PRIMECAP Fund	11.48%

Vanguard Developed Markets Index Fund	10.99%

Vanguard Balanced Index Signal Shares	6.29%

Vanguard Extended Market Index Signal Shares	4.46%

Vanguard Total Stock Market Index Signal Shares	5.55%

Vanguard Total Bond Market Index Signal Shares	7.02%

Executive Compensation (Continued)

  NEOs and other insiders may only transact in the Chevron Stock Fund during a 20-business day period that begins on the third business day after the release of quarterly earnings (an "Insider Trading Window"). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Federal Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Federal Money Market Fund is transferred to the Chevron Stock Fund. The 2007 annual rate of return for the Vanguard Federal Money Market Fund is 5.07 percent.

  DCP payments are made after the end of employment in up to 10 annual installments. Participants who terminated prior to 2006 could elect up to 15 annual installments. Amounts tracked in Chevron common stock are paid in stock and all other amounts are paid in cash. Participants may elect payment to commence as early as the quarter that is 12 months following separation from service and no later than age 70 1/2.

  The ESIP-RP provides for the company contribution that would have been paid in the qualified ESIP except that the participants' earnings are above the Internal Revenue Code 401(a)(17) limit. A minimum 2 percent deferral on base pay over the tax code's annual compensation limit is required in order to receive a company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct. Accounts are paid out in cash, commencing as early as the quarter that is 12 months following separation from service and no later than age 70 1/2, in up to 10 or 15 annual installments, similar to the DCP.

  Below are the payment elections made by each of the NEOs:

Name	Plan	# of Annual Installments Elected	Time of First Payment

	DCP	10	First quarter that is at least one year following separation from service
D.J. O'Reilly
	ESIP-RP	10	First quarter that is at least one year following separation from service

	DCP	5	First quarter that is at least one year following separation from service
S.J. Crowe
	ESIP-RP	5	First quarter that is at least one year following separation from service

	DCP	10	First quarter that is at least one year following separation from service
P.J. Robertson
	ESIP-RP	10	First quarter that is at least one year following separation from service

	DCP	3	First quarter that is at least one year following separation from service

G.L. Kirkland	ESIP-RP pre-2005	5	First quarter that is at least one year following separation from service

	ESIP-RP post-2004	3	First quarter that is at least one year following separation from service

	DCP	1	First January that is at least one year following separation from service
J.S. Watson
	ESIP-RP	1	First January that is at least one year following separation from service

  If a plan participant engages in misconduct, DCP balances related to awards made under the Long-Term Incentive Plan or the Management Incentive Plan on or after June 29, 2005, may be forfeited. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in

Executive Compensation (Continued)

  competition with the Company within 12 months following termination of employment, failing to inform a new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(2)
Reflects salary deferrals in 2007. (No NEO deferred MIP or LTIP award amounts.) These amounts are also included in the "Salary" column that is reported in the "Summary Compensation Table," above.

(3)
Represents ESIP-RP contributions by the Company for 2007. These amounts are also reflected in the "All Other Compensation" column in the "Summary Compensation Table," above.

(4)
Represents the difference between DCP and ESIP-RP balances at December 31, 2007, and December 31, 2006, less salary deferrals and ESIP-RP contributions.

(5)
In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)
Represents DCP and ESIP-RP balances as of December 31, 2007. Includes (a) NEO contributions reported as "Salary" in our "Summary Compensation Table" for 2006 and 2007, as specified in Footnote 1 to our "Summary Compensation Table," above and (b) Chevron's ESIP-RP contributions reported as "All Other Compensation" in our "Summary Compensation Table" for 2006 and 2007, with 2006 amounts as follows: Mr. O'Reilly—$112,067; Mr. Crowe—$26,650; Mr. Robertson—$57,233; Mr. Kirkland—$36,767; and Mr. Watson—$37,233.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our named executive officers, or "NEOs" do not have employment contracts or any other agreements or arrangements that provide for special guaranteed payments upon retirement, nor are they eligible for enhanced severance or acceleration of outstanding equity grants in the event of a change-in-control. However, upon termination in the circumstances described below, our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits and certain limited perquisites.

Termination for reasons other than cause will result in full or partial vesting of equity grants. Full or partial vesting, if any, is a function of the sum of an NEO's age plus his time in service and the reasons for termination. Our policy of full or partial vesting for outstanding equity grants based on an NEO's age and time in service is a reflection of our belief that our equity and benefit programs should be based upon a career employment model designed to encourage retention and long-term employment. Since many of our business decisions have long-term horizons and to ensure our executives have a vested interest in our future profitability, such programs allow executives with

Executive Compensation (Continued)

long service to continue to share in our success. The terms and effect of full or partial vesting of outstanding but unvested equity grants is illustrated by the following table.

Termination Circumstance	Effect of Termination on Options	Effect of Termination on Performance Shares

Employed less than one year after grant date	Forfeit 100% of grant.

Employed for at least one year after grant date, and on termination date either:	Vest 100% of grant.

• have at least 90 points (sum of age and service), or • are at least age 65	Remaining term to exercise vested stock options.	Award will be based on and paid at the end of the full performance period(s).

Employed for at least one year after grant date, and on termination date	Total amount of grant deemed vested is calculated as follows:
either:	Total # of options subject to the grant	# of performance shares granted
• have at least 75 points (sum of age and service), or	multiplied by	multiplied by
• are at least age 60	# of whole months from the grant date to the termination date, up to a maximum of 36 months	# of whole months from the performance period start date to the termination date, up to a maximum of 36 months divided by 36 months
divided by 36 months
Exercisable options shall be reduced by the number of options previously exercised.

	The lesser of five years from termination or remaining term to exercise.	Award will be based on and paid at the end of the full performance period(s).

Other termination	Forfeiture of all unvested options. The lesser of 180 days from termination or remaining term to exercise vested stock options.	Forfeit all outstanding grants.

Misconduct	Forfeit all outstanding grants.	Forfeit all outstanding grants.

Executive Compensation (Continued)

For the tables that follow, we have assumed that each NEO terminated his employment on December 31, 2007. Amounts reported do not include accrued retirement and other benefits otherwise reported in the "Pension Benefits" and "Nonqualified Deferred Compensation" tables.

D.J. O'Reilly

Executive Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Cause (1)	Termination Due to Disability (3)	Termination Due to Death (3)	Termination for Cause (4)

Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives—unvested but deemed vested upon termination: (2)
Stock Options	$14,967,441	$14,967,441	$14,967,441	$0
Restricted Stock Units	$0	$0	$0	$0
Performance Shares
June 2005 grant payable July 2008	$6,159,780	$6,159,780	$6,159,780	$0
March 2006 grant payable February 2009	$5,973,120	$5,973,120	$5,973,120	$0
March 2007 grant payable February 2010	$0	$0	$0	$0
Benefits and Perquisites: (5)
Post-Retirement Health Care	$57,000	$57,000	$0	$57,000
Life Insurance Proceeds (6)	$0	$0	$3,300,000	$0
Office and Secretarial Services	$180,000	$180,000	$0	$0
Total	$27,337,341	$27,337,341	$30,400,341	$57,000

(1)
Includes normal or early retirement and voluntary or involuntary (other than for cause) termination—including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)
Vesting of options and performance shares under the LTIP is based on the number of points (sum of age and number of years of service) at the time of retirement. Mr. O'Reilly has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or one-third of the 2005 stock option grant, two-thirds of the 2006 stock option grant, and 100 percent of the 2005 and 2006 performance share grants. The 2007 stock option and performance share grants are forfeited upon a 12/31/2007 termination.

  Stock option values are calculated based on the difference between the 12/31/2007 closing price of Chevron common stock, $93.33, and the option exercise price as reported in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table, multiplied by the deemed vested options. The value of previously vested options may be calculated in a similar manner. The deemed vested options are exercisable for the remaining term and expire on the 10th anniversary of the grant date.

  Performance share values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33 and a modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 7 to the "Options Exercised and Stock Vested in Fiscal Year 2007" table, above. A lump sum cash payment is made at the end of the performance period.

(3)
The compensation received for termination due to disability or death is identical to what would be received as a result of termination based upon 90 or more age and service points.

(4)
Termination for cause results in cancellation of all outstanding LTIP grants, vested or unvested. For grants after 2005 that have been exercised, the Board has the ability to claw-back any gains, as described in our Compensation

Executive Compensation (Continued)

  Discussion and Analysis under "Part III—Other Matters That Affect How We Compensate Our NEOs." An NEO may be terminated for cause for conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within 12 months following termination of employment, failing to inform a new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(5)
Mr. O'Reilly is also eligible to receive early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. He elected his RRP to be paid in a lump sum, commencing in the first January that is at least one year following separation from service. The present value of accumulated benefits is disclosed in the "Pension Benefits" table above.

  Mr. O'Reilly is eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan in the first quarter that is at least 12 months following separation from service. He elected these plans to be paid in 10 annual installments, commencing in the first quarter that is 12 months following separation from service. The aggregate value of the ESIP Restoration Plan and the Deferred Compensation Plan is disclosed in the "Nonqualified Deferred Compensation" table, above.

(6)
If termination is a result of death in service, company-paid life insurance is two times his annual salary.

S.J. Crowe

Executive Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Cause (1)	Termination Due to Disability (3)	Termination Due to Death (3)	Termination for Cause (4)

Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives—unvested but deemed vested upon termination: (2)
Stock Options	$2,810,212	$2,810,212	$2,810,212	$0
Restricted Stock Units	$0	$0	$0	$0
Performance Shares
June 2005 grant payable July 2008	$1,213,290	$1,213,290	$1,213,290	$0
March 2006 grant payable February 2009	$1,119,960	$1,119,960	$1,119,960	$0
March 2007 grant payable February 2010	$0	$0	$0	$0
Benefits and Perquisites: (5)
Post-Retirement Health Care	$64,000	$64,000	$0	$64,000
Life Insurance Proceeds (6)	$0	$0	$1,300,000	$0
Office and Secretarial Services	$0	$0	$0	$0
Total	$5,207,462	$5,207,462	$6,443,462	$64,000

(1)
Includes normal or early retirement and voluntary or involuntary (other than for cause) termination—including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)
Vesting of options and performance shares under the LTIP is based on the number of points (sum of age and number of years of service) at the time of retirement. Mr. Crowe has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or one-third of the 2005 stock option grant, two-

Executive Compensation (Continued)

  thirds of the 2006 stock option grant, and 100 percent of the 2005 and 2006 performance share grants. The 2007 stock option and performance share grants are forfeited upon a 12/31/2007 termination.

  Stock option values are calculated based on the difference between the 12/31/2007 closing price of Chevron common stock, $93.33, and the option exercise price as reported in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table, multiplied by the deemed vested options. The value of previously vested options may be calculated in a similar manner. The deemed vested options are exercisable for the remaining term and expire on the 10th anniversary of the grant date.

  Performance share values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33 and a modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table, above. A lump sum cash payment is made at the end of the performance period.

(3)
The compensation received for termination due to disability or death is identical to what would be received as a result of termination based upon 90 or more age and service points.

(4)
Termination for cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 that have been exercised, the Board has the ability to claw-back any gains, as described in our Compensation Discussion and Analysis under "Part III—Other Matters That Affect How We Compensate Our NEOs." An NEO may be terminated for cause for conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within 12 months following termination of employment, failing to inform a new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(5)
Mr. Crowe is also eligible to receive early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. He elected his RRP to be paid in five annual installments, commencing in the first quarter that is at least one year following separation from service. The present value of accumulated benefits is disclosed in the "Pension Benefits" table above.

  Mr. Crowe is eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan in the first quarter that is at least 12 months following separation from service. He elected these plans to be paid in five annual installments, commencing in the first quarter that is at least one year following separation from service. The aggregate value of the ESIP Restoration Plan and the Deferred Compensation Plan is disclosed in the "Nonqualified Deferred Compensation" table, above.

(6)
If termination is a result of death in service, company-paid life insurance is two times his annual salary.

Executive Compensation (Continued)

P.J. Robertson

Executive Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Cause (1)	Termination Due to Disability (3)	Termination Due to Death (3)	Termination for Cause (4)

Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives—unvested but deemed vested upon termination: (2)
Stock Options	$6,353,558	$6,353,558	$6,353,558	$0
Restricted Stock Units	$0	$813,651	$813,651	$0
Performance Shares
June 2005 grant payable July 2008	$2,613,240	$2,613,240	$2,613,240	$0
March 2006 grant payable February 2009	$2,519,910	$2,519,910	$2,519,910	$0
March 2007 grant payable February 2010	$0	$0	$0	$0
Benefits and Perquisites: (5)
Post-Retirement Health Care	$57,000	$57,000	$0	$57,000
Life Insurance Proceeds (6)	$0	$0	$2,000,000	$0
Office and Secretarial Services	$180,000	$180,000	$0	$0
Total	$11,723,708	$12,537,359	$14,300,359	$57,000
(1)
Includes normal or early retirement and voluntary or involuntary (other than for cause) termination—including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)
Vesting of options and performance shares under the LTIP is based on the number of points (sum of age and number of years of service) at the time of retirement. Mr. Robertson has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or one-third of the 2005 stock option grant, two-thirds of the 2006 stock option grant, and 100 percent of the 2005 and 2006 performance share grants. The 2007 stock option and performance share grants are forfeited upon a 12/31/2007 termination.

  Stock option values are calculated based on the difference between the 12/31/2007 closing price of Chevron common stock, $93.33, and the option exercise price as reported in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table, multiplied by the deemed vested options. The value of previously vested options may be calculated in a similar manner. The deemed vested options are exercisable for the remaining term and expire on the 10th anniversary of the grant date.

  Performance share values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33 and a modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table, above. A lump sum cash payment is made at the end of the performance period.

(3)
Mr. Robertson received a retention grant of 31,000 (split adjusted) restricted stock units in 2003. Fifty percent vested in June 2007, and 50 percent will vest on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 90 or more age and service points.

(4)
Termination for cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 that have been exercised, the Board has the ability to claw-back any gains, as described in our Compensation Discussion and Analysis under "Part III—Other Matters That Affect How We Compensate Our NEOs." An NEO may be terminated for cause for conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within 12 months following termination of employment, failing to inform a

Executive Compensation (Continued)

  new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(5)
Mr. Robertson is also eligible to receive early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. He elected his RRP to be paid in a lump sum in the first January that is at least one year following separation from service. The present value of accumulated benefits is disclosed in the "Pension Benefits" table above.

  Mr. Robertson is eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan in the first quarter that is at least 12 months following separation from service. He elected these plans to be paid in 10 annual installments, commencing in the first quarter that is at least one year following separation from service. The aggregate value of the ESIP Restoration Plan and the Deferred Compensation Plan is disclosed in the "Nonqualified Deferred Compensation" table, above.

(6)
If termination is a result of death in service, company-paid life insurance is two times his annual salary.

G.L. Kirkland

Executive Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Cause (1)	Termination Due to Disability (3)	Termination Due to Death (3)	Termination for Cause (4)

Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives—unvested but deemed vested upon termination: (2)
Stock Options	$4,460,232	$4,460,232	$4,460,232	$0
Restricted Stock Units	$0	$341,214	$341,214	$0
Performance Shares
June 2005 grant payable July 2008	$1,679,940	$1,679,940	$1,679,940	$0
March 2006 grant payable February 2009	$1,866,600	$1,866,600	$1,866,600	$0
March 2007 grant payable February 2010	$0	$0	$0	$0
Benefits and Perquisites: (5)
Post-Retirement Health Care	$81,000	$81,000	$0	$81,000
Life Insurance Proceeds (6)	$0	$0	$1,530,000	$0
Office and Secretarial Services	$0	$0	$0	$0
Total	$8,087,772	$8,428,986	$9,877,986	$81,000

(1)
Includes normal or early retirement and voluntary or involuntary (other than for cause) termination—including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)
Vesting of options and performance shares under the LTIP is based on the number of points (sum of age and number of years of service) at the time of retirement. Mr. Kirkland has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or one-third of the 2005 stock option grant, two-thirds of the 2006 stock option grant, and 100 percent of the 2005 and 2006 performance share grants. The 2007 stock option and performance share grants are forfeited upon a 12/31/2007 termination.

  Stock option values are calculated based on the difference between the 12/31/2007 closing price of Chevron common stock, $93.33, and the option exercise price as reported in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table, multiplied by the deemed vested options. The value of previously vested options may be calculated in a similar manner. The deemed vested options are exercisable for the remaining term and expire on the 10th anniversary of the grant date.

Executive Compensation (Continued)

  Performance share values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33 and a modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table, above. A lump sum cash payment is made at the end of the performance period.

(3)
Mr. Kirkland received a retention grant of 13,000 (split adjusted) restricted stock units in 2003. Fifty percent vested in June 2007, and 50 percent will vest on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 90 or more age and service points.

(4)
Termination for cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 that have been exercised, the Board has the ability to claw-back any gains, as described in our Compensation Discussion and Analysis under "Part III—Other Matters That Affect How We Compensate Our NEOs." An NEO may be terminated for cause for conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within 12 months following termination of employment, failing to inform a new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(5)
Mr. Kirkland is also eligible to receive early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. He elected his RRP to be paid in five annual installments, commencing in the first quarter that is at least one year following separation from service. The present value of accumulated benefits is disclosed in the "Pension Benefits" table, above.

  Mr. Kirkland is eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan in the first quarter that is at least 12 months following separation from service. He elected his ESIP-RP to be paid in three annual installments commencing in the first quarter that is at least one year following separation from service for amounts deferred after 2004, and five annual installments commencing in the first quarter that is at least one year following separation from service for amounts deferred prior to 2005. He elected his DCP to be paid in three annual installments, commencing in the first quarter that is at least 12 months following separation from service. The aggregate value of the ESIP Restoration Plan and the Deferred Compensation Plan is disclosed in the "Nonqualified Deferred Compensation" table above.

(6)
If termination is a result of death in service, company-paid life insurance is two times his annual salary.

Executive Compensation (Continued)

J.S. Watson

Executive Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Cause (1)	Termination Due to Disability (3)	Termination Due to Death (3)	Termination for Cause (4)

Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives—unvested but deemed vested upon termination: (2)
Stock Options	$1,847,812	$1,847,812	$1,847,812	$0
Restricted Stock Units	$0	$629,978	$629,978	$0
Performance Shares
June 2005 grant payable July 2008	$1,399,950	$1,399,950	$1,399,950	$0
March 2006 grant payable February 2009	$1,244,369	$1,244,369	$1,244,369	$0
March 2007 grant payable February 2010	$0	$0	$0	$0
Benefits and Perquisites: (5)
Post-Retirement Health Care	$112,000	$112,000	$0	$112,000
Life Insurance Proceeds (6)	$0	$0	$1,530,000	$0
Office and Secretarial Services	$0	$0	$0	$0
Total:	$4,604,131	$5,234,109	$6,652,109	$112,000

(1)
Includes normal or early retirement and voluntary or involuntary (other than for cause) termination—including termination following a change-in-control. We do not maintain separate change-in-control program for our NEOs.

(2)
Vesting of options and performance shares under the LTIP is based on the number of points (sum of age and number of years of service) at the time of retirement. Mr. Watson has more than 75 points and less than 90 points, which results in pro-rata vesting of all unvested LTIP grants held at least one year from the date of grant.

  Mr. Watson's stock options held at least one year vest based on the number of whole months from the grant date to 12/31/2007. One-sixth of his 2005 grant and one-fourth of his 2006 grant (previously unvested) are deemed vested. The remainder of the unvested options, including the entire 2007 grant, are forfeited. Values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33. The deemed vested stock options have the lesser of five years from termination or the remaining term to exercise.

  Performance shares held at least one year vest based on the number of whole months from the performance period start date to 12/31/2007. 30/36 of Mr. Watson's 2005 grant and 24/36 of his 2006 grant are deemed vested. The remainder of the unvested shares, including the entire 2007 grant, are forfeited. Values are calculated based on the 12/31/2007 closing price of Chevron common stock, $93.33 and a modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 7 to the "Option Exercises and Stock Vested in Fiscal Year 2007" table, above. A lump sum cash payment is made at the end of the performance period.

(3)
Mr. Watson received a retention grant of 24,000 (split adjusted) restricted stock units in 2003. Fifty percent vested in June 2007, and 50 percent will vest on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 75 age and service points.

(4)
Termination for Cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains, as described in our Compensation Discussion and Analysis under "Part III—Other Matters That Affect How We Compensate Our NEOs." An NEO may be terminated for cause for conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment,

Executive Compensation (Concluded)

  engaging in competition with the Company within 12 months following termination of employment, failing to inform a new employer of the former Company employee's confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company's business or reputation, and committing embezzlement, fraud or theft with respect to Company property.

(5)
Mr. Watson is also eligible to receive early retirement benefits from the Chevron Retirement Plan upon termination and payment from the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. He elected his RRP to be paid in a lump sum in the first January that is at least one year following separation from service. The present value of accumulated benefits is disclosed in the "Pension Benefits" table, above.

  Mr. Watson is eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan in the first quarter that is at least 12 months following separation from service. He elected these plans to be paid in a lump sum in the first January that is at least one year following separation from service. The aggregate value of the ESIP Restoration Plan and the Deferred Compensation Plan is disclosed in the "Nonqualified Deferred Compensation" table above.

(6)
If termination is a result of death in service, company-paid life insurance is two times his annual salary.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2007, with respect to Chevron's equity compensation plans:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (2)	50,569,769 (3)	$56.20 (4)	120,153,618	(5)

Equity compensation plans not approved by security holders (6)	1,782,322 (7)	$38.16 (8)	0	(9)

Total	52,352,091	$55.98 (10)	120,153,618

(1)
The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to Section 401(a) plans. Section 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

  The table also does not include information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2007, except for the 1,550,582 reloaded options granted in 2007 under the Chevron Long-Term Incentive Plan to fulfill the outstanding obligations under the equity compensation plan assumed in the merger with Texaco. Beginning in 2007, these reloaded options are granted under the LTIP until the fulfillment of the options restoration obligation in 2011. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2007, excluding the reloaded options granted under the LTIP, was 7,721,040 and the weighted-average exercise price (excluding the reloaded options granted under the LTIP and excluding restricted stock units and other rights for which there is no exercise price) was $42.62. No further grants or awards can be made under these assumed plans; however, certain of the assumed plans provide for restoration options when Chevron common stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)
Consists of two plans: the Chevron Corporation Long-Term Incentive Plan and the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under the LTIP. Employee stock purchase plan shares are issued under the sub-plans of the LTIP for certain non-U.S. locations. Restricted stock, restricted stock units and retainer stock options are awarded under the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan.

(3)
Consists of 50,176,592 stock options (including retainer stock options), 154,676 restricted stock units and 238,501 stock units.

  There are no outstanding rights under the non-U.S. employee stock purchase plans as of December 31, 2007.

(4)
The price reflects the weighted average exercise price of stock options under the LTIP and the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan.

(5)
A revised and restated LTIP was approved by the stockholders on April 28, 2004. The maximum number of shares that can be issued under the revised and restated LTIP is 160,000,000. The LTIP has 119,699,825 securities that remain available for issuance. Awards granted under the revised and restated LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan will not deplete the maximum number of shares that can be issued under the plan.

  The Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan has 453,793 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 800,000 shares.

(6)
Consists of two plans: the Chevron Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program) (described in Note 21, "Stock Options and Other Share-Based Compensation," of Notes to the Consolidated Financial Statements contained in the Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2007) and the Deferred Compensation Plan (which allows eligible employees to defer receipt of certain compensation until retirement or termination of employment).

(7)
605,615 stock options were outstanding and exercisable as of December 31, 2007, under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad-based stock option plan adopted by the Board of Directors of the Company on January 28, 1998, and was effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 200 and 600 shares at an exercise price of $38.16 per share. Outstanding options expired on the earlier of February 11, 2008, or 180 days after the date the option holder's employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

  1,176,707 Chevron Stock Fund units were allocated to participant accounts as of December 31, 2007, under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including, but not limited to, investment in notional units valued with reference to a Chevron Stock Fund. A participant may elect to transfer amounts already credited to his or her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant's deferral account is distributed in cash, except that amounts valued with reference to the Chevron Stock Fund will be distributed in stock.

(8)
Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan.

(9)
No further options can be granted under the 1998 Stock Option Program.

  Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the Deferred Compensation Plan were 145,146 shares in 2007 and 198,662 shares in 2006.

(10)
The price reflects the weighted average exercise price of stock options under LTIP, the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan, and the 1998 Stock Option Program.

Director Compensation

Our compensation for nonemployee Directors is designed to be competitive with our major global energy competitors and other major capital intensive international companies across industries, to link rewards to business results and stockholder returns, and to facilitate increased ownership of Chevron common stock. We do not have a retirement plan for nonemployee Directors. Our executive officers are not paid additional compensation for their services as Directors.

The Board Nominating and Governance Committee evaluates and recommends to the independent Directors of the Board the compensation for nonemployee Directors, and the independent Directors of the Board set the compensation. Our executive officers have no role in determining the amount or form of compensation. The Board Nominating and Governance Committee did not retain an independent compensation consultant in 2007 for nonemployee Director compensation matters.

The Board changed the nonemployee Directors' compensation beginning with the April 25, 2007, Annual Meeting, to a total annual compensation of $290,000 per Director with 40 percent to be paid in cash and 60 percent to be paid in restricted stock units. Below, we describe the nonemployee Directors' 2007 annual compensation:

Cash or Stock Options (at the Director's Election)

  •
  $116,000 annual cash retainer is paid in monthly installments beginning with the month the Director is elected to the Board.

  •
  $10,000 additional annual cash retainer for each Board Committee Chairman also is paid in monthly installments beginning with the month the Director becomes a Committee Chairman.

  •
  Directors can elect to receive stock options instead of any portion of their cash compensation under the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan. The options are granted on the date of the annual meeting of stockholders that the Director is elected. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option on the date of grant. Elections are made in an insider trading window period in the year preceding the date of grant of the options. The options have an exercise price based on the closing price of Chevron common stock on the date of grant. Half of the award vests six months after the grant date and the remaining half vests on the 12-month anniversary of the grant. The vested options become exercisable on the 12-month anniversary of the grant date and have a term of 10 years.

  •
  Directors can also elect to defer any portion of the annual cash retainer under the Plan. Deferral elections are made by December 31 preceding the calendar year that the cash to be deferred is earned. Deferrals are credited, at the Director's election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Employee Savings Investment Plan, including a Chevron Stock fund. Distribution from the plan is in cash except for amounts valued with reference to a Chevron Stock fund, which are distributed in shares of Chevron common stock. Distribution will be made in either one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director's death are distributed to the Director's beneficiary.

Director Compensation (Continued)

Equity

  •
  $174,000 of the annual compensation is paid in the form of restricted stock units, or RSUs, that are granted on the date of the annual stockholders' meeting that the Director is elected. If a Director is elected to the Board between annual meetings, a pro-rated grant is made. The RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service) until the earlier of 12 months or the first annual stockholders' meeting following the date of the grant. After that, the RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement under the Plan.

Expenses and Charitable Matching Gift Program

Nonemployee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Nonemployee Directors are eligible to participate in our charitable Matching Gift Program, which is available to all our employees. Through 2007, we matched any contributions made by a nonemployee Director to eligible education, arts and cultural organizations, up to a maximum of $10,000 for eligible educational entities and $500 for other eligible organizations in any fiscal year. (Effective January 1, 2008, we will match any contributions up to a maximum of $5,000 for any eligible entities in any fiscal year.)

Nonemployee Director Compensation During the Fiscal Year Ended December 31, 2007

Various choices available to Directors result in slight differences in reportable compensation, even though each Director was awarded the same amount (except for Committee Chairmen, who receive $10,000 extra). Specifically, several Directors elected to receive stock options for all or a portion of the annual cash retainer. The annual cash retainer is paid on a monthly basis. However, Directors electing to receive stock options in lieu of all or a portion of the retainer for 2006 received stock options on June 28, 2006, for the retainer period July 1, 2006, through June 30, 2007, and for 2007, received stock options on April 25, 2007, covering the annual retainer period following the April 25, 2007, annual meeting, which are included in the table under the "Option Awards" column.

The Directors' compensation reported below also includes the aggregate incremental cost to the Company for the Director's spouse accompanying the Director on the Board's 2007 international Board trip to Kazakhstan, Azerbaijan and Turkey. Generally, every two years the Board travels to one of the Company's international locations of operation to gain additional insight into the Company's operations and meet Company personnel at that location. We request that the Board member's spouse attend the international Board trip to foster social interaction among the Directors as well as to provide opportunities for spouses to attend receptions with local and expatriate Company employees and their families and local government officials, tour Company facilities, and participate in community engagement and other goodwill activities on behalf of the Company. Incremental costs incurred in connection with spousal attendance and attributed to the Director as a perquisite include travel, lodging, meals, sightseeing and other activities for the spouse.

Director Compensation (Continued)

The following table sets forth the compensation of our nonemployee Directors for the fiscal year ending December 31, 2007.

Name	Fees Earned or Paid in Cash		Stock Awards(6)	Option Awards(7)		All Other Compensation		Total

Samuel H. Armacost	$112,334	(1)	$199,027	—		$43,384	(8)	$354,745
Linnet F. Deily	$92,958	(2)	$183,636	$9,595		$500	(9)	$286,689
Robert E. Denham	$102,334	(3)	$199,027	—		$10,000	(9)	$311,361
Robert J. Eaton	—		$199,027	$131,168	(1)	$29,369	(8)(10)	$359,564
Sam Ginn	$102,334	(3)	$199,027	—		$28,325	(8)	$329,686
Franklyn G. Jenifer	$102,334	(3)	$199,027	—		$48,895	(8)(10)(11)	$350,256
Sam Nunn	$112,334	(1)(3)	$199,027	—		$33,608	(8)(9)(10)	$344,969
Donald B. Rice	$102,334		$183,637	—		$38,234	(8)(9)	$324,205
Kevin W. Sharer	$79,267	(3)(4)	$174,000	—		—		$253,267
Charles R. Shoemate	—		$199,027	$131,168	(1)	$32,529	(8)(9)(10)	$362,724
Ronald D. Sugar	$102,334	(3)	$199,027	—		$28,293	(8)	$329,654
Carl Ware	$91,084	(5)	$199,027	$11,513		$38,228	(8)(9)	$339,852

(1)
Amount includes the additional retainer for serving as a Board Committee Chairman. Messrs. Eaton and Shoemate elected to receive all of their annual cash retainer in the form of stock options.

(2)
For the period July 1, 2006, through June 30, 2007, Ms. Deily had elected to receive 75 percent of the retainer in cash and 25 percent in the form of stock options, and, for the remainder of the year, 100 percent in cash. Thus, the "Fees Earned or Paid in Cash" column represents 75 percent of the retainer in cash for the period January 1, 2007, through June 30, 2007, and 100 percent in cash for the period July 1, 2007, through December 31, 2007. The option portion of the retainer for the period January 1, 2007, through June 30, 2007, had been previously paid in the form of stock options granted in June 2006 for the period July 1, 2006, to June 30, 2007.

(3)
The Director has elected to defer some or all of the annual cash retainer under the Nonemployee Directors' Equity Compensation and Deferral Plan in 2007. None of the earnings under the plan are above market or preferential.

(4)
Mr. Sharer was elected to the Board on April 25, 2007.

(5)
For the period July 1, 2006, through June 30, 2007, Mr. Ware had elected to receive 70 percent of the retainer in cash and 30 percent in stock options, and for the remainder of the year, 100 percent in cash. Thus, the "Fees Earned or Paid in Cash" column represents 70 percent of the retainer in cash for the period January 1, 2007, through June 30, 2007, and 100 percent in cash for the period July 1, 2007, through December 31, 2007. The options portion of the retainer for the period January 1, 2007, through June 30, 2007, had been previously paid in the form of stock options granted in June 2006, for the period July 1, 2006, to June 30, 2007.

(6)
Amounts represent the aggregate proportionate fair value of shares of restricted stock granted in 2003 through 2006, stock units granted in 2006 and restricted stock units granted in 2007 recognized as compensation costs for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (FAS) No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes. The grant date fair value for each share or unit is based on the closing stock price of Chevron common stock on the date of grant. Each nonemployee Director received 2,256 RSUs in 2007, having an aggregate grant date fair value per award of $173,938.

Director Compensation (Continued)

  At December 31, 2007, the following Directors had the following number of shares subject to outstanding equity awards or deferrals:

Name	Restricted Stock	Stock Units	Restricted Stock Units	Stock Units From Director's Deferral of Cash Retainer	Total

Samuel H. Armacost	18,617	14,378	2,302	—	35,297

Linnet F. Deily	842	2,543	2,302	—	5,687

Robert E. Denham	2,607	8,088	2,302	5,132	18,129

Robert J. Eaton	4,493	14,378	2,302	4,304	25,477

Sam Ginn	6,514	21,503	2,302	7,341	37,660

Franklyn G. Jenifer	3,528	14,378	2,302	7,669	27,877

Sam Nunn	4,493	14,378	2,302	6,334	27,507

Donald B. Rice	822	2,543	2,302	—	5,667

Kevin W. Sharer	—	—	2,302	840	3,142

Charles R. Shoemate	4,449	14,378	2,302	4,262	25,391

Ronald D. Sugar	1,711	5,238	2,302	3,549	12,800

Carl Ware	5,489	14,378	2,302	340	22,509

  At December 31, 2007, the following Directors also had the following number of stock units attributed to the Texaco Inc. Director and Employee Deferral Plan: Mr. Eaton, 2,012; Dr. Jenifer, 6,099; Sen. Nunn, 7,899; and Mr. Shoemate, 6,169. Following the time the Director no longer serves as a Director, Chevron common stock will be distributed in satisfaction of outstanding stock units.

(7)
For Directors electing stock options in lieu of all or a portion of the annual cash retainer, options were granted on June 28, 2006, for the retainer period July 1, 2006, to June 30, 2007, and on April 25, 2007, for the retainer period May 1, 2007, to May 31, 2008. Amounts represent the aggregate proportionate fair value for stock options elected by certain Directors in lieu of all or a portion of the annual cash retainer for the periods 2006 and 2007 that have been recognized as compensation costs for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R.

  Costs are recognized based on the grant date fair value determined under the provisions of FAS 123R. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on June 28, 2006, have an exercise price of $61.36 and a grant date fair value of $13.40. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.4 years, a volatility rate of 23.4 percent, a risk-free interest rate of 5.16 percent and a dividend yield of 3.52 percent. Stock options granted on April 25, 2007, have an exercise price of $78.32 and a grant date fair value of $16.30. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.3 years, a volatility rate of 22.0 percent, a risk-free interest rate of 4.50 percent and a dividend yield of 3.09 percent. The aggregate grant date fair value of options granted in 2007 were as follows:

Name	Shares Subject to Options Awarded in 2007	Aggregate Grant Date Fair Value

Robert J. Eaton	7,730	$125,999

Charles R. Shoemate	7,730	$125,999

  The following Directors received options for the following number of shares of Chevron common stock in 2006 and 2007 respectively: Ms. Deily, 1,456 and zero; Mr. Eaton, 6,791 and 7,730; Mr. Shoemate, 6,791 and 7,730; and Mr. Ware, 1,747 and zero. At December 31, 2007, the following Directors had the following number of stock options: Ms. Deily, 1,456; Mr. Eaton, 20,031; Sen. Nunn, 20,912; and Mr. Ware, 9,762.

(8)
Includes the aggregate incremental cost to the Company for the Director's spouse accompanying the Director on the Board's 2007 international Board trip. For travel related costs, incremental cost is the actual costs incurred to charter

Director Compensation (Concluded)

  the additional aircraft needed to transport the spouses and the actual costs for the additional crewpersons, operators, guides, security personnel and commercial airfare, if applicable. For lodging, meals and entertainment, incremental cost reflects the actual per-person cost. For each Director, amounts reported for aircraft costs were: for Mr. Armacost—$31,531; for Mr. Eaton—$18,874; for Mr. Shoemate—$19,796; and for Messrs. Ginn, Jenifer, Nunn, Rice, Sugar and Ware—$21,375. For Mr. Armacost, an additional incremental cost of $4,928 is included for other personal use of the Company aircraft in 2007, which was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs per hour, plus crew costs for overnight lodging and meals divided by the number of passengers.

(9)
Includes for Messrs. Denham, Rice and Ware—$10,000; for Mr. Shoemate—$1,000; and Ms. Deily and Mr. Nunn—$500 paid in their respective names under our charitable Matching Gift Program.

(10)
Includes $4,815 for Director's participation in the Texaco Group Personal Umbrella Liability Insurance benefit for Directors and Officers.

  The Director is a participant in the Directors' Charitable Gift Program, which was established by Texaco Inc. and, following the merger of Texaco Inc. and Chevron, has been continued by Chevron solely with respect to former Directors of Texaco. The program provides for the payment, upon a participating Director's death, of $1 million to tax-exempt organizations designated by the Director and that are not incompatible with the Corporation's philanthropic philosophy. Prior to the merger, Texaco purchased insurance policies for future gift payouts for the participating Directors under which each policy covered two Directors with the Corporation receiving the $2 million insurance proceeds upon the death of the second of the two Directors covered by each policy. Participants receive no financial benefit from the program because the Company receives all insurance proceeds and charitable deductions. The Corporation did not pay any premiums in 2007, since the premiums were fully funded by the accumulated cash value of the policies. Accordingly, no compensation is deemed paid to any participating Director.

(11)
Includes $15,787 Dr. Jenifer received in 2007 as a distribution under the Pension Plan for Directors of Texaco Inc., which was frozen effective October 31, 1995, with no further benefits accruing after that date. At December 31, 2007, Dr. Jenifer had a remaining principal balance of $48,722.

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership interest in Chevron common stock as of March 5, 2008, for (i) each nonemployee Director and Director nominee and each of our named executive officers and (ii) all nonemployee Directors and Director nominee and all executive officers as a group. As of that date, there were 2,069,974,282 shares of Chevron common stock outstanding. At this time we are not aware of any holders of more than 5 percent of our outstanding common stock.

Name ("•" denotes a nonemployee Director/Director nominee)	Shares Beneficially Owned(1)		Stock Units(2)	Total(3)	Percent of Class

Samuel H. Armacost•	29,017	(4)	16,680	45,697	*
Stephen J. Crowe	342,817	(4)	5,657	348,474	*
Linnet F. Deily•	2,348		4,846	7,194	*
Robert E. Denham•	7,007		15,851	22,858	*
Robert J. Eaton•	49,295		22,996	72,291	*
Sam Ginn•	23,472		31,473	54,945	*
Franklyn G. Jenifer•	14,720		30,612	45,332	*
George L. Kirkland	415,588		13,167	428,755	*
James L. Jones•	—		—	—	*
Sam Nunn•	26,053		31,269	57,322	*
David J. O'Reilly	2,074,995	(4)	129,466	2,204,461	*
Donald B. Rice•	29,772		4,846	34,618	*
Peter J. Robertson	918,154	(4)	37,124	955,278	*
Kevin Sharer•	—		3,470	3,470	*
Charles R. Shoemate•	13,792		27,111	40,903	*
Ronald D. Sugar•	1,711		11,418	13,129	*
Carl Ware•	15,251		17,020	32,271	*
John S. Watson	466,572		45,808	512,380	*
Nonemployee Directors, Director nominee and executive officers as a group (22 persons)	5,342,054		489,616	5,831,670	*

*
Less than 1 percent.

(1)
In accordance with SEC rules, amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days as follows: 296,999 shares for Mr. Crowe, 1,456 shares for Ms. Deily, 20,031 shares for Mr. Eaton, 381,665 shares for Mr. Kirkland, 20,912 shares for Sen. Nunn, 1,994,999 shares for Mr. O'Reilly, 849,999 shares for Mr. Robertson, 9,762 shares for Mr. Ware, 441,665 shares for Mr. Watson, and 4,803,071 shares for all Directors and all executive officers as a group. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan or the Texaco Supplemental Thrift Plan. For nonemployee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan.

(2)
Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For nonemployee Directors, these are stock units and restricted stock units awarded under the Chevron Corporation Nonemployee Directors' Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan and may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units awarded under the LTIP or deferred under the Chevron Deferred Compensation Plan for Management Employees or the Chevron Deferred Compensation Plan for Management Employees II and may ultimately be paid in shares of Chevron common stock. Also for executive officers, these include stock units under the ESIP Restoration Plan that will ultimately be paid in cash.

Stock Ownership Information (Concluded)

(3)
Amounts shown include the individual's shares beneficially owned as described in Note 1 plus the individual's stock units owned as described in Note 2.

(4)
Includes the following number of shares held indirectly: 2,200 shares held by Mr. Armacost's family members; 4,892 shares held by Trust established by Mr. Crowe; 10,000 shares held by Grantor Retained Annuity Trust established by Mr. O'Reilly; 7,100 shares held by Grantor Retained Annuity Trust established by Mr. Robertson; and 7,100 shares held by Grantor Retained Annuity Trust established by Mr. Robertson's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and Chevron, reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2007 all of our Directors and executive officers timely filed all reports they were required to file under Section 16(a).

Ratification of Independent Registered Public Accounting Firm

(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2008 and the effectiveness of Chevron's internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the two years ended December 31, 2007, and the effectiveness of Chevron's internal control over financial reporting as of December 31, 2007. During each of the two years ended December 31, 2007 and 2006, PricewaterhouseCoopers provided both audit and nonaudit services.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for the years ended December 31, 2007 and 2006, were as follows (millions of dollars):

Services Provided	2007	2006
Audit	$21.1	$23.1
Audit Related	2.0	2.6
Tax	1.4	1.4
All Other	0.1	0.1
Total	$24.6	$27.2

The Audit fees for the years ended December 31, 2007 and 2006, were for the audits of Chevron's consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the effectiveness of internal control over financial reporting. Audit fees for the year ended December 31, 2006, also included the audit of Chevron's management assessment of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2007 and 2006, were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2007 and 2006, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other fees for the years ended December 31, 2007 and 2006, included services rendered for software licenses, subscriptions, benchmark studies and surveys.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

The 2007 audit and nonaudit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The nonaudit services that were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm's independence.

Ratification of Independent Registered Public Accounting Firm (Concluded)

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm's independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to questions, as appropriate. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as Chevron's Independent Registered Public Accounting Firm.

Proposal to Amend Chevron's Restated Certificate of Incorporation

(Item 3 on the proxy form)

PROPOSAL TO AMEND CHEVRON'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CHEVRON COMMON STOCK

Your Board unanimously recommends amending the Company's Certificate of Incorporation to increase the number of authorized shares of Chevron common stock from 4,000,000,000 shares to 6,000,000,000 shares. The amendment would not change the number of authorized shares of preferred stock or the par value per share of any stock.

The primary reason your Board is recommending this amendment is to provide the Board with the flexibility to declare a stock split in the form of a stock dividend, without the time and expense required for a separate stockholder vote. Currently, the shares of Chevron common stock available for issuance are not sufficient to accommodate a two-for-one stock split. The additional shares could also be used for a wide variety of corporate purposes, including financings, corporate mergers and acquisitions, issuances under equity compensation plans, and other general corporate uses. The Board does not have any present plans to issue the additional shares.

As of March 31, 2008, there were approximately 2,068,386,674 billion shares of Chevron common stock outstanding, leaving approximately 1,931,613,326 billion shares of Chevron common stock (including 374,289,906 million Treasury shares) available for future issuance. No shares of Chevron preferred stock are issued and outstanding.

The additional shares of common stock will, if and when issued, be identical to the shares of Chevron common stock now authorized and outstanding. The increase in authorized shares will not affect the rights of current stockholders, but issuance of the shares could decrease each existing stockholder's proportionate equity ownership.

The additional shares can be issued by the Board, without further stockholder action except as required by law or stock exchange regulations. The Board believes that this flexibility is in the best interests of the Company and its stockholders. The resolution adopted by the Board recommending this proposal states:

  RESOLVED: That the Board of Directors of the Corporation hereby approves and declares it advisable that the Certificate of Incorporation be amended (the "Amendment") by deleting in its entirety the first sentence of the existing paragraph 1 of Article IV and substituting the following:

  "The total of shares of all classes of stock which the Corporation shall have authority to issue is six billion one hundred million (6,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and six billion (6,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share."

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of a majority of the outstanding shares of all stock entitled to a vote at the Annual Meeting is required for approval of this Proposal 3. If you "abstain" or otherwise do not vote on the proposal, it has the same effect as a vote against the amendment.

Proposal to Amend Chevron's Restated Certificate of Incorporation (Concluded)

If this Proposal 3 is approved, the amendment to the Certificate of Incorporation will become effective upon filing the Restated Certificate of Incorporation (as shown in the Appendix) with the Delaware Secretary of State.

Recommendation of the Board

Your Board unanimously recommends that you vote FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Chevron common stock.

Stockholder Proposals

2008 QUALIFYING STOCKHOLDER PROPOSALS

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all these inaccuracies. However, your Board has seriously considered each proposal and recommended a vote based on the specific reasons as set forth in each Board response. We have not corrected any errors in the stockholder proposals.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is an inefficient use of Chevron's resources when the issues are addressed sufficiently through existing communication vehicles. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron's other activities rather than in isolation. Many of the issues included in the following stockholder proposals are discussed in the Company's Corporate Responsibility Report, the Company's Annual Report and this Proxy Statement. Additional information on the Company's corporate governance and corporate social responsibility philosophies and initiatives is available on its Web site (see www.chevron.com).

Your Board urges stockholders to read the Proxy Statement, the Annual Report and the Corporate Responsibility Report as well as the other information presented on the Chevron Web site.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Chevron's Restated Certificate of Incorporation precludes taking actions on any proposal that is not included in the Proxy Statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2009, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Proposals must be received by the Corporate Secretary and Chief Governance Officer no later than Thursday, December 18, 2008. Proposals received after that time and date will not be included in the Proxy Statement or acted upon at the 2009 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, electronically by email to corpgov@chevron.com or by facsimile to (925) 842-2846.

We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder's oral or written request.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING POLICY TO SEPARATE THE CEO/CHAIRMAN POSITIONS

(Item 4 on the proxy form)

Proposal

RESOLVED: That stockholders of Chevron Corporation ("Chevron" or "the Company") ask the Board of Directors to adopt a policy that the board's chairman be an independent director who has not previously served as an executive officer of the Company.

The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Supporting Statement

It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management, including the Chief Executive Officer ("CEO"), in directing the corporation's business and affairs.

On January 31, 2007, our Company's Board of Directors approved amendments to the Company's By-Laws that provide that the position of Chairman of the Board shall be elected annually by the Board. This, however, does not guarantee that the Board's chairman is an independent director who has not previously served as CEO of the Company.

Currently at our Company, Mr. David J. O'Reilly holds both the positions of Chairman of the Board and CEO. We believe that this current scheme may not adequately protect shareholders.

It is difficult to overstate the importance of the board of directors in our system of corporate accountability. As the Conference Board Commission on Public Trust and Private Enterprise stated, "The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served."

The responsibilities of a company's board of directors include reviewing and approving management's strategic and business plans; approving material transactions; assessing corporate performance; and selecting, evaluating, compensating and, if necessary, replacing the CEO (Report of the NACD Blue Ribbon Commission on Director Professionalism). Although the board and senior management may work together to develop long-range plans and relate to key constituencies, we believe the board's responsibilities may sometimes bring it into conflict with the CEO.

In our opinion, when a CEO serves as board chairman, this arrangement may hinder the board's ability to monitor the CEO's performance. As Intel co-founder and former chairman Andrew Grove put it, "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?"

We urge stockholders to promote independent board leadership and vote for this proposal.

Stockholder Proposals (Continued)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because it believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the best person to serve as Board chairman, whether that person is an independent director or the CEO. Currently, the Board's independent directors select the Board chairman annually. Although the Board may choose to select a non-executive Board chairman if appropriate in the future, it believes that implementing the proposal would deprive the Board of its ability to organize its functions and conduct its business in the most efficient and effective manner. In addition, Chevron already has in place a corporate governance structure that ensures vigorous Board oversight of the CEO and senior management and preserves the Board's flexibility to select the best person to serve as Board chairman.

Your Board believes that its business can be conducted most effectively by annually selecting a Lead Director from among the independent directors. In contrast to the Board chairman, whose responsibilities include implementing Chevron's strategic priorities, presiding over Board meetings and communicating the Board's guidance to management, the Lead Director's responsibilities (as disclosed in Chevron's Corporate Governance Guidelines, available at www.chevron.com) are to:

  •
  Chair all meetings of the independent directors and executive sessions;

  •
  Serve as liaison between the Board chairman and the independent directors;

  •
  Consult with the Board chairman on and approve agendas and schedules for Board meetings;

  •
  Consult with the Board chairman on other matters pertinent to Chevron and the Board;

  •
  Call meetings of the independent directors; and

  •
  Communicate with major stockholders.

Any stockholder can communicate with the Lead Director or any of the other directors in the manner described in the Board Nominating and Governance Committee Report in this Proxy Statement.

A fixed policy separating the roles of Board chairman and CEO is also unnecessary because of Chevron's other governance practices, including: majority vote requirement in uncontested elections of directors, annual election of the chairman by the Board, majority of independent directors, executive sessions for independent directors, independent director access to senior management and publicly available Corporate Governance Guidelines.

The proposed policy is not desirable because it would unduly impair the Board's flexibility to annually elect the individual it deems best suited to serve as Board chairman. Chevron and its stockholders are best served when the Board has the flexibility to determine who should serve as Board chairman at any particular time depending upon the circumstances. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING HUMAN RIGHTS POLICY

(Item 5 on the proxy form)

Whereas

Corporations operating in countries with civil conflict, weak rule of law, endemic corruption, poor labor and environmental standards face serious risks to reputation and shareholder value when they are seen as responsible for, or complicit in, human rights violations.

Chevron operates in numerous areas that the U.S. State Department classifies as high-risk environments. Conditions in such areas continue to experience significant human rights violations, notably Burma and Nigeria. http://www. state.gov/g/drl/rls/hrrpt/2006/

This urgency is further highlighted by U.N. Special Representative John Ruggie: "The extractive sector—oil, gas, and mining—utterly dominate the sample of reported [human rights] abuses... The extractive industries also account for most allegations of the worst abuses, up to and including complicity in crimes against humanity, typically for acts committed by public and private security forces...large-scale corruption; violations of labor rights; and a broad array of abuses in relation to local communities." http://www.umn.edu/humanrts/business/RuggieReport2006. html

Chevron's brief one-page human rights statement does not prescribe the desired action that a comprehensive, transparent, verifiable human rights policy will achieve. While citing general values, the language is vague and lacks standard components regarding management accountability, specific goals, performance metrics, reporting and evaluation guidelines.

With growing public scrutiny regarding human rights, a defined policy will enhance corporate reputation, improve stakeholder relations and employee safety, and reduce the risks of adverse publicity, boycotts, divestment campaigns, sanctions and lawsuits.

Creating policies with meaning is the first skill necessary for operating in high-risk environments. ("Caught in Turbulence," Foreign Direct Investment Magazine, April 2007).

Other companies, including our extractive peers, are developing human rights policies. This effort is critical for responsible leadership and shareholder value. http://www.business-humanrights.org/Documents/Policies.

A comprehensive policy includes: rights to equal opportunity and nondiscriminatory treatment; security of persons; worker rights including association, collective bargaining and safe/healthy workplaces; rights of indigenous peoples; economic, social and cultural rights; the right to development, adequate food and drinking water; and the right to health and environmental protection.

Chevron Chairman/CEO David O'Reilly correctly observes: "We are uniquely and powerfully positioned to deliver what millions of people worldwide long for—investment, jobs, a stable environment, healthy communities and a vibrant economy... This leadership must be rooted in action, not words." http://www.opec.org/opecna/Speeches/2006/OPEC_Seminar/PDF/David%20Oreilly2.pdf

We believe that an effective policy will also describe specific actions to prevent, investigate, report and mediate.

Resolved

Shareholders request the Board to adopt a comprehensive, transparent, verifiable human rights policy and report to shareholders on the plan for implementation by October 2008. The report to be prepared at reasonable expense, omitting proprietary information.

Supporting Statement

Shareholders made their concerns clear through strong votes FOR this resolution in 2007 and 2006.

1.
This policy will help avoid human rights violations and associated shareholder risks.
2.
By avoiding incidents rather than reactively managing crises, Chevron safeguards its partner of choice status by stakeholders.
3.
Chevron's corporate HIV/AIDS policy launched in 2005 clearly illustrates the strengths of a policy. Human rights require the same attention.

Stockholder Proposals (Continued)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because Chevron already has in place a Human Rights Statement that, together with the principles articulated in The Chevron Way and other monitoring, reporting and training processes, demonstrates Chevron's long-standing and continued commitment to human rights and makes the proposal redundant and, thus, unnecessary.

Support for universal human rights has long been and will continue to be a core value and an important part of the way Chevron conducts its business. Chevron adopted and published its Human Rights Statement in 2006. Grounded in The Chevron Way, the Human Rights Statement expresses Chevron's commitment to supporting human rights for employees and in the communities where Chevron operates. The Statement also expressly acknowledges Chevron's adherence to the ideals articulated in (a) the United Nations' Universal Declaration of Human Rights, (b) the International Labor Organization's Declaration of Fundamental Principles and Rights at Work, (c) the Global Sullivan Principles, and (d) the Voluntary Principles on Security and Human Rights. These declarations, together with Chevron's Human Rights Statement and The Chevron Way, speak to and embody Chevron's commitment to many, if not all, of the components of the "comprehensive policy" suggested by the proponents, including: equal opportunity and nondiscriminatory treatment, security of persons, worker rights, and safe and healthy workplaces.

Chevron also has a training program for Chevron's employees to further enhance their understanding of human rights. The training provides an overview of key international documents and voluntary initiatives, including the international instruments noted above. Training began in 2006, and to date, more than 1,500 employees have completed the training, including senior managers and supervisors. Chevron's Business Conduct and Ethics Code will be updated in 2008 to include the text of the Human Rights Statement and a link to the training as an option for all employees. The Business Conduct and Ethics Code is available in 11 languages. In addition, Chevron keeps stockholders apprised of its efforts and progress in this area through robust Web site content and the annual publication of a Corporate Responsibility Report (see www.chevron.com).

Although the ultimate responsibility for safeguarding human rights rests with governments, your Board believes that Chevron can play an important role in this area. To this end, Chevron works cooperatively with governments, civil society and communities wherever it operates and will continue to use our Human Rights Statement as a framework to guide Chevron's constructive engagement on human rights issues.

This proposal is substantially the same as a proposal stockholders declined to support in 2007 and 2006. Your Board believes that this demonstrated lack of stockholder support for the proposal is due to the fact that the intent of the proposal is already being accomplished through Chevron's Human Rights Statement, The Chevron Way and continual training for Chevron employees. Your Board therefore believes that the proposal would merely duplicate Chevron's current efforts and is unnecessary and an inefficient use of Chevron's resources. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING REPORT ON ENVIRONMENTAL IMPACT OF OIL SANDS OPERATIONS IN CANADIAN BOREAL FOREST
(Item 6 on the proxy form)

Whereas

Chevron holds a 20% interest in the Athabasca Oil Sands Project and a 60% interest in the Ells River Oil Sands Project. Both of these projects in the Canadian boreal forest are scheduled to expand dramatically in the coming years.

Processing oil sands is highly resource intensive and environmentally damaging, requiring the draining of wetlands, diversion of rivers, the removal of trees and vegetation, and the emission of greenhouse gasses. Tailing ponds from mining operations cover almost 20 square miles of forest and bogs. Their pollutants are acutely toxic to aquatic life and are known to leak into the groundwater system, surrounding soil and surface water.

Oil sands have made Alberta the largest emitter of industrial pollutants in Canada. Oil sands operations are the fastest-growing source of Canada's greenhouse gas emissions (GHG), generating three times the amount during production as conventional oil. Under planned expansions, these emissions may more than quadruple by 2015.

Whereas

The Canadian boreal forest provides critical climate regulation and carbon storage for the earth as a whole. This ecosystem is the breeding ground for 30% of North American songbirds and 40% of our waterfowl.

Extracting one barrel of oil requires 2-5 barrels of fresh water, threatening the long-term survival of numerous fish, songbird and waterfowl species. Current withdrawals from the Athabasca River for oil sands development are twice that used by the population of Calgary.

Logging and oil sands development have fragmented the boreal, reducing it to less than 40% of its original size, with harmful impacts on many species. According to the Canadian Parks and Wilderness Association, it will take over 300 years before reclaimed areas become functioning forest again. The U.N. Environmental Program has identified the Canadian boreal as one of the world's top 100 "hot spots" of environmental change.

Whereas

The Intergovernmental Panel on Climate Change has said that global emissions of greenhouse gases will have to reverse by 2015 to prevent serious climate disruptions.

The increasing likelihood of a carbon cap or carbon taxation regime creates economic risks for oil sands production, because of its high GHG emissions. By investing in increased oil sands production, Chevron is essentially betting that the world will not address the problem of global warming.

More broadly, increasing public concern for the environment creates reputational risks for companies engaged in oil sands production.

Resolved

Shareholders request that an independent committee of the Board prepare a report, at reasonable cost and omitting proprietary information, on the environmental damage that would result from the company's expanding oil sands operations in the Canadian boreal forest. The report should consider the implications of a policy of discontinuing these expansions and should be available to investors by the 2009 annual meeting.

Supporting Statement

Despite the best efforts at mitigation, producing bitumen from oil sands in the Canadian boreal will have environmental and social impacts. The requested report should discuss these impacts, including impacts on greenhouse gas emissions, water resources, biodiversity and social impacts on Albertans, including indigenous populations.

Stockholder Proposals (Continued)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because the proposed report is duplicative of Chevron's existing project appraisal, analysis and reporting processes and is therefore unnecessary.

Chevron's decision to undertake new or expanded exploration and production projects involves a number of considerations, including environmental impact and mitigation. For the Ells River project (which is still in the initial appraisal stage), Chevron is developing and implementing detailed environmental protection and mitigation plans that minimize environmental footprint and habitat fragmentation and impact. All activities are performed in compliance with Canadian and Albertan environmental laws and regulations. Chevron has also developed and implemented operationally specific compliance-management plans, procedures and tools to aid employees in compliance assurance. This includes compliance summaries, waste management plans and spill prevention plans. Employees are continually educated on environmental and safety expectations. Similar efforts and operational guidelines for the Athabasca project resulted in that project being the first oil sands operation to achieve international certification for sound environmental management practices.

For many years, Chevron has observed comprehensive procedures to better assess, understand and minimize the environmental impacts of its operations in various areas around the globe, including in Athabasca and Ells River. In 2007, Chevron significantly augmented these procedures and began a companywide rollout of its Environmental, Social and Health Impact Assessment process. This process will be applied to all new capital projects to identify, analyze and develop measures to enhance project benefits and mitigate environmental, social and health impacts. Chevron evaluates the sensitivity to carbon emissions and incorporates the cost into its analysis for capital projects to prepare for possible carbon regulation in the future. In addition, Chevron continues to implement its Operational Excellence Management System, which was launched, in part, to improve Chevron's ability to mitigate health, environment and safety risks. And 2008 marks the sixth year of Chevron's Fourfold Plan of Action on Climate Change, which reflects Chevron's continued efforts to reduce emissions of greenhouse gases and increase energy efficiency. Chevron keeps stockholders apprised of its efforts and progress in these areas through robust Web site content and the annual publication of a Corporate Responsibility Report (see www.chevron.com).

The Athabasca and the Ells River oil sands projects represent significant opportunities for reaching an important energy source now and for many years in the future. Since April 2003, the Athabasca project has produced more than 100 million barrels of bitumen and as of December 31, 2007, is producing 155,000 barrels per day. Chevron is committed to accessing this important energy source while minimizing the environmental impact of our operations in the Athabasca and Ells River oil sands projects. In light of Chevron's current project appraisal, analysis and reporting processes, however, your Board believes that the proposed report would merely duplicate Chevron's current efforts and is therefore unnecessary. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING GREENHOUSE GAS EMISSIONS
(Item 7 on the proxy form)

Whereas

The International Energy Agency warned in its 2007 World Energy Outlook that "urgent action is needed if greenhouse gas concentrations are to be stabilized at a level that would prevent dangerous interference with the climate system."

The Kyoto greenhouse gas (GHG) emissions reduction targets may be inadequate to avert the most serious impacts of global warming. UK Prime Minister Gordon Brown says the EU should aim to reduce its carbon dioxide (CO2) emissions by 30% below 1990 levels by 2020 and by at least 60% by 2050.

The 2006 Stern Review on the Economics of Climate Change "…estimates that if we don't act, the overall (worldwide) costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever." In contrast, the costs of action would be about 1% of global GDP each year.

Dozens of companies, including ConocoPhillips, BP America and Shell, have endorsed calls for the United States to reduce its carbon emissions by 60-80 percent in the next few decades.

California recently capped GHG emissions at 1990 levels by 2020. Chevron extracts crude oil and natural gas, operates refineries, and markets and sells gasoline in California, business activities that will be impacted by the new state law. Its competitor, ConocoPhillips, was recently forced to offset the GHG emissions associated with increased production from one of its California refineries in return for the attorney general dropping opposition to the expansion.

Chevron has made incremental emissions reductions in its operations. It has spent more than $2 billion in renewable and alternative energy and on energy efficiency services since 2002, and it expects to spend more than $2.5 billion from 2007 through 2009 in these same areas.

This commendable effort is offset by the fact that in 2006, GHG emissions from Chevron products totaled 395 million metric tons of CO2 equivalent, or 1.5% of global emissions (International Energy Agency estimates). This is approximately six times the amount of Chevron's operational emissions. Chevron also cited declining performance on three key corporate responsibility indicators in 2006:

  •
  Combustion, flaring and venting remain the largest contributors to Chevron's GHG emissions, increasing from 14.7 millions of metric tons of CO2 equivalent in 2005 to 16.1 in 2006.

  •
  Chevron's global NOx emissions increased from 122 to 138 thousands of metric tons between 2005 and 2006.

  •
  Total energy use increased from 2005 to 2006 from 853 to 900 trillions of Btu.

While Chevron has made progress in reducing operational emissions and introduced some new low-carbon products, it has yet to develop a comprehensive long-term strategy to significantly reduce GHG emissions from operations and products.

Resolved

Shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company's products and operations; and that the Company report to shareholders by September 30, 2008, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

Stockholder Proposals (Continued)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because Chevron already has a comprehensive program in place to reduce greenhouse gas (GHG) emissions and annually communicates its goals for and progress in reducing GHG emissions in Chevron's Corporate Responsibility Report. Therefore, the proposed report on GHG emissions is unnecessary and an inefficient use of Company resources.

Chevron recognizes and shares the concerns of governments and the public about climate change. In 2007, Chevron adopted Seven Principles for Addressing Climate Change (see www.chevron.com/globalissues/climatechange/) to help build consensus on climate change policy and regulations. Six years ago, Chevron implemented a comprehensive action plan to reduce GHG emissions and increase energy efficiency for its operations and products. As part of the plan, Chevron annually sets GHG emissions goals for its corporatewide operations. Chevron met its GHG emissions goals for 2004, 2005, 2006 and 2007 and continues to make significant progress in managing GHG emissions. Moreover, since 1992, Chevron has improved its energy efficiency by 27 percent, despite modest increases in total energy consumption attributable to increased oil and gas production and refinery throughput and more challenging production environments. For capital projects, Chevron evaluates the sensitivity to carbon emissions and incorporates the cost into its analysis to prepare for possible carbon regulation in the future. In addition:

  •
  In 2007, Chevron received environmental approval from state and federal authorities in Australia for the Gorgon liquefied natural gas (LNG) project. The project will be one of the most GHG-efficient LNG projects in the world. As part of the project, Chevron and its joint venture partners are designing the facility to incorporate one of the world's largest carbon dioxide storage projects.

  •
  Chevron is a leading producer of renewable energy in the oil and gas industry and one of the largest producers of geothermal energy in the world. Chevron's geothermal projects in Indonesia and the Philippines have provided power to approximately 3.9 million homes in the area.

  •
  Chevron Energy Solutions Company saved its customers more than 500 million kilowatt hours of electricity and more than 1 billion cubic feet of natural gas during 2007.

  •
  Since 2002, Chevron has spent more than $2 billion on renewable and alternative energy and efficiency technologies, including the development and commercialization of low-carbon energy technologies (such as biofuels and geothermal) and establishment of a biofuels business unit to further advanced fuel technologies.

Chevron annually reports on its programs as well as its other key achievements, annual goals and continued efforts to reduce GHG emissions and address climate change in its annual Corporate Responsibility Report (see www.chevron.com).

This proposal is substantially the same as a proposal stockholders declined to support in 2007. Your Board believes that this demonstrated lack of stockholder support for the proposal is due to the fact that Chevron already has a comprehensive program in place to reduce GHG emissions and annually reports its goals and progress to stockholders in its Corporate Responsibility Report. Your Board believes that a special report on GHG emissions is unnecessary and an inefficient use of Company resources. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING GUIDELINES FOR COUNTRY SELECTION
(Item 8 on the proxy form)

Whereas

Following the September 2007 Burmese military crackdown on peaceful demonstrators and the arrest of students, monks and labor rights advocates, Chevron has become the target of federal sanctions, negative publicity, and a consumer boycott concerning its investment in Burma;

The U.S. government has twice enacted economic sanctions on Burma, including a ban on new investment in 1997 and a ban on imports in 2003. Congress and the administration are considering additional sanctions;

Nobel Peace Prize Laureate Aung San Suu Kyi, leader of the National League for Democracy that won over 80% of the seats in the 1990 Burmese elections, has repeatedly called for economic sanctions on Burma. She stated that corporations in Burma "create jobs for some people but what they're mainly going to do is make an already wealthy elite wealthier, and increase its greed and strong desire to hang on to power … these companies harm the democratic process a great deal."

Chevron, in partnership with Total of France, the Petroleum Authority of Thailand, and Myanma Oil and Gas Enterprise (MOGE), holds equity in the largest investment project in Burma: the Yadana gas-field and pipeline that transports gas to Thailand and has reportedly paid millions of dollars to the Burmese regime;

Human rights organizations have documented egregious human rights abuses by Burmese troops employed to secure the pipeline area, including forcible relocation of villagers and use of forced labor on infrastructure related to the pipeline project;

In March 2005, Unocal settled a case for a reported multimillion dollar amount in which it was claimed that the company was complicit in human rights abuses by Burmese troops hired by the Yadana project to provide pipeline security;

By purchasing Unocal, Chevron acquired Unocal's investment in Burma including its legal, moral and political liabilities;

Chevron also does business in other countries with controversial human rights records: Angola, China, Kazakhstan and Nigeria;

Resolved

The shareholders request the Board to review and develop guidelines for country selection and report these guidelines to shareholders and employees by October 2008. In its review, the Board shall develop guidelines on investing in or withdrawing from countries where:

  •
  the government has engaged in ongoing and systematic violation of human rights;

  •
  a government is illegitimate;

  •
  there is a call for economic sanctions by human rights and democracy advocates and/or legitimate leaders of that country; and

  •
  Chevron's presence exposes the company to the risk of government sanctions, negative brand publicity and consumer boycotts.

Supporting Statement

Levi Strauss has successfully implemented a similar policy for several years. The company decides whether to do business in countries using criteria that include:

"Human rights environment would allow us to conduct business activities in a manner that is consistent with the Global Sourcing and Operating Guidelines and other company policies."

"Political, economic and social environment would protect the company's commercial interests and brand/corporate image."

Stockholder Proposals (Continued)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because the proposed guidelines would impose arbitrary and impractical limitations on Chevron's business and are inferior to Chevron's current systems and processes for managing and evaluating in-country operational risks.

Chevron's business is to find, produce and provide the energy needed to meet the world's rapidly increasing energy demands. To do so, Chevron must go where energy resources exist or are thought to exist. This may require conducting business in countries with cultural, economic, social and political institutions and practices that are very different from those in the United States. Put another way, unlike, for example, Levi Strauss, Chevron does not have unlimited flexibility in determining where it produces its products. In this respect, the proposed guidelines would impose arbitrary and impractical limitations on Chevron's business.

In addition, the proposed guidelines are inconsistent with the fact that Chevron's operations require long-term, sustained and capital-intensive commitments. It is not practical for Chevron to start or stop operations or abandon its assets every time a country's government or political conditions change. The long-term costs and asset value of building, maintaining and operating wells, pipelines, refineries and distribution channels in any particular country are substantial. For example, Chevron has maintained operations in Indonesia since 1925, China since 1913, Brazil since 1915, Nigeria since 1962 and Colombia since 1920. In many of these countries and others where Chevron operates, governments and political situations have periodically changed throughout the course of our investments.

Your Board believes that Chevron's current procedures for managing and evaluating in-country operational risks are superior to the proposed guidelines. Chevron's Operational Excellence Management System and Environmental, Social and Health Impact Assessment processes (both of which are described in Chevron's annual Corporate Responsibility Report or Chevron's Web site at www.chevron.com) help Chevron to identify, analyze and manage for social, environmental, health and safety issues incident to its operations. Importantly, Chevron operating units around the world continuously review political and economic conditions in their areas to assess the risks to Chevron employees, assets and brands. In all countries where Chevron operates, Chevron strives to conduct its business responsibly, according to the vision and values described in The Chevron Way, Chevron's Business Conduct and Ethics Code, and Human Rights Statement (also described in Chevron's annual Corporate Responsibility Report and Chevron's Web site at www.chevron.com).

Chevron's overall international investment philosophy is to refrain from partisan involvement in the internal politics of the host countries in which it operates. This philosophy is based on important considerations, namely: involvement in a host country's politics is not an appropriate role for a private foreign commercial enterprise, and the most effective way for Chevron to positively influence a host country is to provide economic opportunities for its people through active community engagement initiatives and providing improved healthcare, schools, scholarships, roads and jobs for local people. For example, Chevron's presence in Myanmar (as well as the other countries mentioned in the proposal) benefits the people of that country. In Myanmar, Chevron supports critical health, economic development and education programs that make substantive and positive improvements in the lives of 50,000 people in Myanmar.

While maintaining a nonpartisan approach, Chevron will remain well-informed on the political, economic and commercial affairs of the host country in order to protect its employees and investments. Your Board does not believe that this proposal is in the best interests of Chevron or its stockholders. The proposed guidelines would impose arbitrary and impractical limitations on Chevron's business and your Board believes that Chevron's current procedures for managing and evaluating in-country operational risks are superior to the proposed guidelines. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL REGARDING REPORT ON HOST COUNTRY LAWS
(Item 9 on the proxy form)

Whereas

The Chevron Business and Ethics Code places the highest priority on the safety of its staff, community members and the environment where it operates. Corporate Policy 530 "commits Chevron to comply with the spirit and letter of all environmental, health and safety laws and regulations, regardless of the degree of enforcement."

Our company operates in 180 countries, including Africa, Asia and Latin America nations where environmental regimes may be less protective of human health and the environment than in North American and European countries where Chevron operates.

CEO David O'Reilly has recognized the importance of our company's relationships with oil producing nations in Africa and Latin America. (International Petroleum Finance, 03/09/05, "Chevron Chief Believes the Surplus Is Over.")

Notwithstanding Chevron's efforts to comply with environmental laws and regulations in developing countries, our company has repeatedly been cited for practices that allegedly have caused environmental damage and harmed the health and welfare of local communities.

  •
  Chevron is accused of polluting land and water resources in its ongoing operations in the Niger Delta. According to observers, these persistent environmental problems have fueled civil unrest, protests against our company and a related lawsuit alleging Chevron's complicity in security forces' killing of two protestors. (Nigeria Ten Years On: Injustice and Violence Haunt the Oil Delta, Amnesty International, 11/03/05)

  •
  Kazakhstan authorities have imposed a $609 million fine on the Chevron-led consortium developing the Tengiz oil field, for alleged environmental violations.

  •
  In 2002, the Angolan government fined Chevron $2 million for pipeline oil spills that polluted beaches and damaged fishing in the Cabinda region.

  •
  Chevron is on trial in Ecuador for widespread contamination of Amazonian land and water resources in the 1970s. ("Rain Forest Jekyll and Hyde," The New York Times, 10/20/05)

  •
  Unocal's pipeline operations in Burma contributed to the deforestation of the last primary tropical rainforest on mainland Asia, a recognized 'biodiversity hot spot.' ("Unocal-Total Oil Pipeline in Burma Threatens Indigenous People, Animals," Environmental News Network, 4/27/02)

  •
  Chevron's total Environmental, Health and Safety Fines and Settlements has increased from 278 in 2002 to 699 in 2006, according to the company's latest Corporate Responsibility Report.

Chevron's three strategic priorities for environmental performance are: "Defining world-class standards, measuring and communicating performance and demonstrating continual performance improvement," toward the goal of being "recognized and admired everywhere for having a record of environmental excellence."

Resolved

The shareholders request that the Board prepare a report by November 2008, prepared at reasonable cost and omitting proprietary information, on the policies and procedures that guide Chevron's assessment of host country laws and regulations with respect to their adequacy to protect human health, the environment and our company's reputation.

Supporting Statement

We believe that Chevron's record to date demonstrates a gap between its international environmental aspirations and its performance, which would be narrowed by a commitment to apply the highest environmental standards wherever the company operates. The requested report would play a role in illuminating and addressing the factors accounting for this gap.

Stockholder Proposals (Concluded)

YOUR BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Your Board recommends a vote AGAINST this proposal because the proposed report is duplicative of Chevron's current reporting efforts and would be adverse to the interests of Chevron and its stockholders. Chevron is committed to environmental excellence and to protecting human health. Chevron annually reports on its performance in these areas through the Chevron Web site, in Chevron's Corporate Responsibility Report, and in a variety of formal governmental disclosures and reports. Your Board believes that the production of a special report critiquing the environmental laws of the countries in which we operate is unnecessary and an inefficient use of Chevron resources. In this respect, the proposed report will not further the interests of Chevron or its stockholders.

Chevron maintains vigorous standards for protecting human health and the environment everywhere it operates. These standards are designed to comply with, and in some instances to exceed, current legal requirements. Chevron's Operational Excellence Management System and Environmental, Social and Health Impact Assessment processes (both of which are described in Chevron's annual Corporate Responsibility Report or Chevron's Web site at www.chevron.com) help Chevron to identify, analyze and manage for social, environmental, health and safety issues incident to its operations. In particular, the Operational Excellence Management System drives performance through systematic risk assessments, audits and performance reviews that are built into our business processes. This system has been subjected to external review, which confirmed that our Operational Excellence Management System is designed to fully address the requirements of ISO 14001, which is an internationally recognized benchmark for environmental management systems.

This proposal is substantially the same as a proposal stockholders declined to support in 2007. In light of Chevron's reporting in its annual Corporate Responsibility Report and the vigorous standards we already employ, your Board believes that the proposed report is unnecessary and that it would be adverse to the interests of Chevron and its stockholders. Therefore, your Board recommends that you vote AGAINST this proposal.

Appendix: Restated Certificate of Incorporation of Chevron Corporation

RESTATED
CERTIFICATE OF INCORPORATION
OF
CHEVRON CORPORATION

        Chevron Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The Corporation was originally incorporated under the name Standard Oil Company of California. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 27, 1926.

        2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Corporation's Restated Certificate of Incorporation.

        3.     The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read as herein set forth in full:

ARTICLE I

        The name of the corporation is Chevron Corporation.

ARTICLE II

        The corporation's registered office is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        1.     The total of shares of all classes of stock which the Corporation shall have authority to issue is six billion one hundred million (6,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and six billion (6,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share. ~~The total of shares of all classes of stock which the Corporation shall have authority to issue is four billion one hundred million (4,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and four billion (4,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share.~~

        The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred Stock holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

        2.     The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series

          (a)   the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors,

          (b)   the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and

          (c)   the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

        3.     In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

          (a)   to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

          (b)   to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Restated Certificate of Incorporation.

        4.     Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for

          (a)   the issue of a series of Preferred Stock,

          (b)   a change in the number of authorized shares of a series of Preferred Stock, or

          (c)   the elimination from this Restated Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued, the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Restated Certificate of Incorporation, and wherever such term is used in these Articles, it shall be deemed to include the effect of the provisions of any such certificate.

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

        5.     As used in this Article IV, the term "Board of Directors" shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

        6.     Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.

        7.     The Series A Participating Preferred Stock of the Corporation shall consist of the following:

          (a)    Designation and Amount.    The shares of the series of Preferred Stock shall be designated as "Series A Participating Preferred Stock," $1.00 par value per share, and the number of shares constituting such series shall be five million. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          (b)    Dividends and Distributions.

            (i)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends or distributions (except as provided in paragraph (f) below), the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.75 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $25.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (except as provided in paragraph (f) below) other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

            (ii)  Other than with respect to a dividend on the Common Stock payable in shares of Common Stock, the Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in subparagraph (i) above at the same time as it declares a dividend or distribution on the Common Stock. The date or dates set for the payment of such dividend or distribution on the Series A Participating Preferred Stock and the record date or dates for the determination of entitlement to such dividend or distribution shall be the same date or dates as are set for the dividend or distribution on the Common Stock. On any such payment date, no dividend or distribution shall be paid on the Common Stock until the appropriate payment has been made on the Series A Participating Preferred Stock.

           (iii)  Other than as set forth in this Section 2(b), no dividend or other distribution shall be paid on the Series A Participating Preferred Stock.

          (c)    Voting Rights.    The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

            (i)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock into a greater number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

            (ii)  Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (iii)  (A) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

            (B)   During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this Section 7(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

    the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

            (C)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, a Vice Chairman of the Board or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            (D)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(iii)(B) of this Section 7) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

    particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

            (E)   Immediately upon the expiration of a default period (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, this Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of subparagraph (c)(iii)(B) of this Section 7 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

           (iv)  Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote on matters submitted to the stockholders of the Corporation as set forth herein) for taking any corporate action.

          (d)    Certain Restrictions.

            (i)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (A)   declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

            (B)   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (C)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

            (D)  purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

    upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (ii)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

          (e)    Reacquired Shares.    Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (f)    Liquidation, Dissolution or Winding Up.

            (i)  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $1,000 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            (ii)  In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

           (iii)  In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g)    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          (h)    Redemption.    The shares of Series A Participating Preferred Stock shall not be redeemable.

          (i)    Ranking.    The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (j)    Amendment.    This Restated Certificate of Incorporation and the By-Laws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

          (k)    Fractional Shares.    Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Participating Preferred Stock.

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Continued)

ARTICLE V

        The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

ARTICLE VI

        The Board of Directors is expressly authorized to make and alter the By-Laws of the corporation, without any action on the part of the stockholders; but the By-Laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or stockholders.

ARTICLE VII

        1.     Not less than thirty days' prior notice of any meeting of stockholders and of any business to be conducted at such meeting, together with a proxy statement which

          (a)   complies as to form and content with the requirements which have been established for proxy statements pursuant to the Securities Exchange Act of 1934, as amended, and

          (b)   describes any action of stockholders to be taken at such meeting and the recommendations of the several Directors with respect thereto,

shall be given in writing by the Corporation to each stockholder entitled to vote at such meeting, and no business shall be conducted at such meeting except that which has been set forth in the notice of such meeting.

        2.     Any action which may be taken by stockholders of the Corporation at an annual or special meeting and which requires the approval of at least a majority of

          (a)   the voting power of the securities of the Corporation present at such meeting and entitled to vote on such action, or

          (b)   the shares of the Common Stock of the Corporation present at such meeting,

may not be effected except at such an annual or special meeting by the vote required for the taking of such action.

        3.     Any of the provisions of paragraph 1 or 2 of this Article VII may be waived by the Board of Directors of the Corporation.

ARTICLE VIII

        1.     A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

Appendix: Restated Certificate of Incorporation of Chevron Corporation (Concluded)

        2.     To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

        3.     In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article VIII, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article VIII shall adversely affect any right existing at the time of such repeal or modification.

        4.     The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article VIII or otherwise.

        5.     Any right or privilege conferred by or pursuant to the provisions of this Article VIII shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

        6.     As used in this Article VIII:

          (a)   "Corporate Servant" means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

          (b)   "Corporation Law" means the General Corporation Law of the State of Delaware, as from time to time amended;

          (c)   "indemnify" means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

          (d)   "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

          (e)   "request of the Corporation" includes any written authorization by an officer of the Corporation.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer on this ~~1st~~          day of May, ~~2007~~ 2008.

Lydia I. Beebe Corporate Secretary and Chief Governance Officer

YOUR VOTE IS IMPORTANT

PLEASE VOTE AS SOON AS POSSIBLE

Printed on recycled paper

ATTN: CORPORATE GOVERNANCE DEPARTMENT

6001 BOLLINGER CANYON ROAD

SAN RAMON, CA 94583-2324

VOTE VIA TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date or the Voting Plan cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or the Voting Plan cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHVRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain,” your proxy holders (or, if applicable, fiduciaries) will vote FOR the election of the following Directors 1a through 1o:		For	Against	Abstain

1a.	S. H. Armacost	☐	☐	☐

1b.	L. F. Deily	☐	☐	☐

1c.	R. E. Denham	☐	☐	☐

1d.	R. J. Eaton	☐	☐	☐

1e.	S. Ginn	☐	☐	☐

1f.	F. G. Jenifer	☐	☐	☐

1g.	J. L. Jones	☐	☐	☐

1h.	S. Nunn	☐	☐	☐

1i.	D. J. O’Reilly	☐	☐	☐

1j.	D. B. Rice	☐	☐	☐

1k.	P. J. Robertson	☐	☐	☐

1l.	K. W. Sharer	☐	☐	☐

1m.	C. R. Shoemate	☐	☐	☐

1n.	R. D. Sugar	☐	☐	☐

1o.	C. Ware	☐	☐	☐

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain,” your proxy holders (or, if applicable, fiduciaries) will vote FOR management proposals 2 and 3:		For	Against	Abstain

2.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Proposal to amend Chevron’s Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	☐	☐	☐

Your Board recommends a vote AGAINST and, unless you vote “For” or “Abstain,” your proxy holders (or, if applicable, fiduciaries) will vote AGAINST stockholder proposals 4, 5, 6, 7, 8 and 9.		For	Against	Abstain

4.	Adopt Policy to Separate the CEO/Chairman Positions	☐	☐	☐

5.	Adopt Policy and Report on Human Rights	☐	☐	☐

6.	Report on Environmental Impact of Canadian Oil Sands Operations	☐	☐	☐

7.	Adopt Goals and Report on Greenhouse Gas Emissions	☐	☐	☐

8.	Review and Report on Guidelines For Country Selection	☐	☐	☐

9.	Report on Host Country Laws	☐	☐	☐

Please indicate if you plan to attend this meeting.		Yes	No
		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

The lower portion of this form is your proxy for Chevron Corporation’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, please mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.

The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. Only stockholders are invited to attend the meeting. Please bring this ticket and some form of personal photo identification with you to the Annual Meeting. You will need a ticket to be admitted into the meeting.

Sincerely,

Lydia I. Beebe

Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders
•	Meeting Date:	May 28, 2008
•	Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Park Auditorium
6001 Bollinger Canyon Road
San Ramon, California 94583-2324

Note: Cameras, recording equipment, electronic devices, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

(See reverse side for additional information.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2008: The Notice of Annual Meeting, Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on March 31, 2008 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on May 28, 2008, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If you have shares in an employee benefits plan and do not vote those shares, your trustee may or may not vote the shares in accordance with the terms of the plan. We encourage you to vote the shares. All votes of Voting Plan shares must be received by the respective fiduciary by May 22, 2008 in order to be counted. You may attend the meeting; however, you may only vote via telephone, Internet or mail.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.

(Continued, and to be marked, dated and signed, on the reverse side)